UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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H&R BLOCK, INC.
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One H&R Block Way
Kansas City, Missouri 64105
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 9, 2021
Date and Time	Virtual Meeting Site
Thursday, September 9, 2021, 8:00 a.m. Central Time	www.virtualshareholdermeeting.com/HRB2021
Items of Business:		Our Board of Directors Recommends You Vote:
1.	Election of the ten nominees for director named in this proxy statement (See page 6);	FOR each nominee
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 (See page 57);	FOR the ratification of the appointment
3.	Advisory approval of the Company’s named executive officer compensation (See page 58); and	FOR approval, on an advisory basis
4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 9, 2021 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting and any adjournment or postponement thereof.
To be admitted to the meeting online, you must enter the Control Number found on your proxy card, voting instruction card, or notice of availability of proxy materials. A list of shareholders entitled to vote at the meeting will be made available during the meeting at the website referenced above.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.
By Order of the Board of Directors,

SCOTT W. ANDREASEN
Vice President and Secretary
Kansas City, Missouri
July 29, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 2021.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended April 30, 2021 are available at www.proxyvote.com.

July 29, 2021
Dear Fellow Shareholders,
As our nation begins to emerge from the COVID-19 pandemic, I am pleased to report that our company had its best overall year in more than a decade. Based on activity through May 18, to account for the extended tax season 2021, we grew market share, both overall and in the Assisted tax category; DIY revenue increased year over year; we continued to broaden and improve our digital services for both assisted and DIY customers; and Wave revenue growth returned to pre-pandemic levels.
None of these achievements would have been possible without the “above and beyond the call of duty” performance by all of our associates and franchisees. Working again under the continuing challenges of the COVID pandemic, the entire H&R Block community collaborated to ensure that our over 20 million US tax customers promptly received not only their refunds, but also—very importantly—the stimulus payments which have proven so critical to our nation’s economic recovery. I know all of you will join me in conveying our sincere thanks to our CEO Jeff Jones, his senior management team, and the rest of our outstanding organization.
Making a great tax preparation business even greater is but one leg of our Block Horizons 2025 strategy for growth. Through both Block Advisors and Wave, we are moving aggressively to leverage and expand our more than two million small businesses we serve today. As we enhance the scope of these services, certifying 25,000 of our tax professionals as small business specialists, developing our small business oriented hybrid tax preparation products, and adding bookkeeping and payroll services, we are well on our way to serving a greater share of the 32 million small businesses in America.
And just as we are growing our small business capabilities, we are also building a capability to service the more than 30 million underbanked Americans, including eight million of our own tax preparation customers. We are building a mobile banking platform we expect to launch in beta form by the end of this calendar year. In the years ahead, we expect this product to meaningfully enhance our financial product revenues.
Giving Back is the cornerstone of our compact with all stakeholders. For you, our shareholders, Giving Back means a 4% dividend increase—our fifth increase in six years, for a total increase of 35% in that time frame. It means $188 million in share buybacks during fiscal 2021, and nearly $1 billion since 2017. And finally, as of this writing (July 15th), it means a share price increase of more than 50% since the start of 2021.
For the rest of our stakeholders, Giving Back means pursuing and enhancing the legacy of Henry and Richard Bloch, our founders, who were devoted to making our communities—and the world at large—better places for all people. Our 2021 Annual Report and our Corporate Responsibility Report detail the broad range of ways we contribute.
Finally, a few words about your Board of Directors. First, I want to acknowledge the enormous contributions of three individuals who have served as outstanding board members for, collectively, nearly four decades. David Baker Lewis stepped down last March and Paul Brown and Bruce Rohde are not candidates for re-election this year. Over the years, David, Paul and Bruce provided invaluable advice and played important leadership roles as committee chairs. It is a privilege to have worked with them and we will miss them, both professionally and personally.
At the same time, it is testimony to the vitality of our company and its leadership that we are able to attract new board members like Sean Cohan and Mia Mends, who are appearing on our slate for the first time. Sean and Mia joined the Board earlier this year and have already made substantial contributions. I trust you will agree that they are eminently qualified to serve and represent you, our shareholders.
In conclusion, thank you for your loyalty and support. All of us on the Board are proud to serve. As always, we are available for your questions or comments.
Best regards,

Robert A. Gerard
Chairman of the Board

| H&R Block 2021 Proxy Statement i

HELPFUL RESOURCES
Where You Can Find Additional Information
Annual Meeting
Proxy Statement
https://investors.hrblock.com/financial-information/proxy-statements
Annual Report https://investors.hrblock.com/financial-information/annual-reports
Voting via the Internet Before the Annual Meeting: www.proxyvote.com
Attending the Annual Meeting by Internet:
www.virtualshareholdermeeting.com/HRB2021
Board of Directors
https://www.hrblock.com/tax-center/board-of-directors/
Governance Documents
https://investors.hrblock.com/corporate-governance
▪ Amended and Restated Articles of Incorporation
▪ Amended and Restated Bylaws
▪ Code of Business Ethics & Conduct
▪ Board of Directors Independence Standards
▪ Political Activities Policy and Voluntary Annual Reports
▪ Corporate Governance Guidelines
▪ Committee Charters
Investor Relations
https://investors.hrblock.com
Corporate Social Responsibility
https://investors.hrblock.com/corporate-social-responsibility

Definition of Certain Frequently Used Terms or Abbreviations[1]

Annual Meeting	2021 annual meeting of shareholders
Articles	Amended and Restated Articles of Incorporation of H&R Block, Inc.
Board or Board of Directors	H&R Block, Inc. Board of Directors
Bylaws	Amended and Restated Bylaws of H&R Block, Inc.
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Deloitte	Deloitte & Touche LLP
IRS	Internal Revenue Service
LTI	Long-Term Incentive
MSUs	Market Stock Units
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PSUs	Performance Share Units
RSUs	Restricted Share Units
SEC	Securities and Exchange Commission
STI	Short-Term Incentive

1	Additional defined terms may be found throughout this proxy statement.
| H&R Block 2021 Proxy Statement ii

H&R BLOCK, INC. PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
This proxy statement is provided in connection with the solicitation of proxies by the Board of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company” or “we”), for use at the Annual Meeting to be held virtually on Thursday, September 9, 2021 at 8:00 a.m. Central Time. References to the Annual Meeting in this proxy statement include any adjournment or postponement thereof. We are holding the Annual Meeting solely by means of remote communication, as we believe that hosting a virtual meeting enables greater shareholder attendance from any location around the world, as demonstrated by the level of shareholder attendance at last year’s virtual annual meeting. We designed the format of the virtual Annual Meeting to ensure that our shareholders who attend the virtual Annual Meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. See below under Questions and Answers About the Annual Meeting and Voting for more information. You can attend the Annual Meeting online, vote your shares, and submit questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/HRB2021.
This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers. Please refer to Questions and Answers About the Annual Meeting and Voting beginning on page 62 for the answers to certain frequently asked questions about the Annual Meeting and this proxy statement. Our proxy materials were first sent or made available to shareholders on or about July 29, 2021.
PROXY STATEMENT INTRODUCTION
FISCAL YEAR 2021 HIGHLIGHTS
Background
During March 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic. As a result of the COVID-19 pandemic, the Internal Revenue Service (the “IRS”) extended the federal tax filing deadline in the United States (U.S.) for individual 2019 tax returns from April 15, 2020 to July 15, 2020 and substantially all U.S. states with an April 15 individual state income tax filing requirement extended their respective deadlines. Consequently, a portion of revenues and expenses that would have normally been recognized in our fourth quarter of fiscal year 2020 shifted to the first two quarters of fiscal year 2021.
Due to the ongoing impacts of the pandemic, on March 17, 2021, the IRS extended the federal tax filing deadline for individual 2020 tax returns from April 15, 2021 to May 17, 2021. Substantially all U.S. states with an April 15 individual state income tax filing requirement extended their respective deadlines. Consequently, a portion of revenues and expenses that would have normally been recognized in our fourth quarter of fiscal year 2021 shifted to our next fiscal period.
These extensions impacted the typical seasonality of our business and the comparability of our financial results. See additional discussion of these impacts in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021 filed with the SEC on June 15, 2021.
Block Horizons 2025
During fiscal year 2021, we introduced our Block Horizons 2025 strategy, the next phase of our strategic transformation, which builds on previous work to strengthen our foundation and position us for long-term, sustainable growth.

2021 Proxy Statement and Notice of Annual Meeting of Shareholders | H&R Block 2021 Proxy Statement 1

Fiscal Year 2021 Results
Since our Investor Day in December 2020 at which we laid out our Block Horizons strategy, we have been executing across our three strategic imperatives, as follows:

This execution helped us achieve growth in fiscal year 2021, as follows:

Note: All amounts represent results from continuing operations.
(1)	All per share amounts are based on weighted average fully diluted shares over the corresponding period.
(2)
Adjusted EPS is a non-GAAP financial measure. This measure is presented to provide more context regarding the relationship between the Company's financial performance and executive compensation practices. For more information regarding financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”) that are disclosed in this proxy statement and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Information” beginning on page 30 in Part II, Item 7 to the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2021 filed with the SEC on June 15, 2021.

Considering full tax season 2021 results (January 1, 2021 through May 18, 2021), we achieved strong volume results, increasing the number of U.S. Assisted e-filed returns filed by approximately 7.3% and total U.S. e-filed returns by approximately 3.8% when compared to the full tax season 2020 (January 1, 2020 through July 15, 2020, normalized for typical mid-May through mid-July volumes). We estimate we gained approximately 0.3% of total market share when compared to last year’s completed tax season. In the Assisted category, we estimate we gained approximately 0.7% share.
2021 Proxy Statement and Notice of Annual Meeting of Shareholders | H&R Block 2021 Proxy Statement 2

Fiscal Year End Change
On June 9, 2021, our Board of Directors approved a change of our fiscal year end from April 30 to June 30, effective immediately. In early August 2021, we plan to file a transition report on Form 10-QT for the transition period of May 1, 2021 through June 30, 2021. The Company's 2022 fiscal year began on July 1, 2021 and will end on June 30, 2022. Due to this change in fiscal year, we currently intend to hold our 2022 annual shareholder meeting in early November 2022.
GOVERNANCE HIGHLIGHTS
Board Composition
The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, as described in detail on page 6. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.
The Board desires to maintain an overall balance of experience, continuity and fresh perspectives, and thus made two additions to the Board since the 2020 annual meeting of shareholders, adding a total of four new directors over the last three years.
Board Tenure and Refreshment

Over the past 3 years:

2021 Proxy Statement and Notice of Annual Meeting of Shareholders | H&R Block 2021 Proxy Statement 3

Board Profile and Diversity
The Board believes that diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The diverse backgrounds of our individual directors improve the Board’s oversight and evaluation of management on behalf of the shareholders and produce more creative thinking and better strategic decision-making by the Board.
Although we do not have a formal policy concerning diversity of director nominees, the Board has made, and will continue to make, diversity in gender, ethnic background, geographic origin, and professional experience a priority when considering director candidates.

Board and Committee Oversight of Corporate Responsibility Matters
Our Corporate Governance Guidelines provide that our Board is responsible for oversight of the Company’s policies, programs, and strategies regarding significant environmental, social, and governance (“ESG”) matters, which include, among other things, corporate social responsibility, environmental sustainability, and human capital management. The Board receives, at least annually, an ESG update from management and reviews ESG policies, programs, strategies, risks, and trends. The Board also has regular discussions each year on other human capital management topics, including diversity, inclusion, and belonging, top talent, succession planning, and associate engagement. The Governance and Nominating Committee will review, and make recommendations regarding, ESG matters when requested by the Board.
The Audit Committee of the Board is responsible for the oversight of policies and processes pertaining to the Company’s enterprise risk management (“ERM”) program and specifically considers risks and controls relating to, among other things, data and cyber security. Management briefs the Audit Committee on information security risk matters as a part of regular ERM reports, with a deep dive focused solely on information security at least annually.
2021 Proxy Statement and Notice of Annual Meeting of Shareholders | H&R Block 2021 Proxy Statement 4

CORPORATE SOCIAL RESPONSIBILITY HIGHLIGHTS
We operate as a Purpose-driven brand serving millions of clients around the globe, to provide help and inspire confidence in our clients and communities everywhere. This Purpose guides our ongoing business operations and how we seek to provide help both in our community and in our workplace. As a Purpose-driven company, we have a responsibility to empower our associates, champion diversity, inclusion, and belonging, lead our business with integrity, help create vibrant communities with thriving entrepreneurship, and reduce our environmental impact. Our performance in these areas not only guides our business strategy but helps us to identify key risks and improve our ability to attract and retain investors, clients, and associates. Our Purpose and approach to business are inextricably intertwined and we are successful when we provide valuable help to our clients that inspires their own confidence. When we accomplish this, we not only create a new H&R Block customer for life, but we also create brand advocates.
We demonstrate our Purpose through our community impact platform, Make Every Block Better; commitments to diversity, inclusion, and belonging through the Belonging@Block initiative for associates; our Racial Equity Action Plan, where we have pledged to do our part to end systemic racism; proactive and sound ethics and corporate governance; and responsible reduction of our impact on the environment.

For more information and detail on how we view corporate responsibility and how we demonstrate our Purpose, please refer to our annual Corporate Responsibility Report found at www.makeeveryblockbetter.com.
2021 Proxy Statement and Notice of Annual Meeting of Shareholders | H&R Block 2021 Proxy Statement 5

The Board unanimously recommends a vote FOR the election of each nominee	PROPOSAL 1 – ELECTION OF DIRECTORS

Our Articles and Bylaws provide that the Board will be made up of seven to 12 members, with the exact number set by a majority of the entire Board. The Board of Directors currently consists of 12 directors who are elected annually. In connection with the Annual Meeting, the Board has nominated ten directors for election to serve until next year’s annual meeting. Pursuant to our Bylaws, the Board has set the number of directors that shall constitute the Board at ten, effective upon the commencement of the Annual Meeting.
The Articles and Bylaws provide that all of the directors shall be elected annually. Under the Bylaws, each director holds office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. Any vacancy on the Board may be filled by a majority of the directors remaining in office. The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on the election and represented in person or by proxy shall promptly tender an irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Governance and Nominating Committee must consider and act on the resignation, as more fully described under “Corporate Governance – Mandatory Director Resignation Policies,” on page 18. To be eligible to be a nominee as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by this director resignation requirement.
The Board has nominated Sean H. Cohan, Robert A. Gerard, Anuradha (Anu) Gupta, Richard A. Johnson, Jeffrey J. Jones II, Mia F. Mends, Yolande G. Piazza, Victoria J. Reich, Matthew E. Winter, and Christianna Wood for election as directors of the Company. Unless otherwise instructed, the appointed proxies will vote the shares represented by the proxy cards received by them for each of the nominees named below. Each nominee has consented to be named in this proxy statement and to serve as director if elected. If any nominee becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and the proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by a shareholder.
DIRECTOR NOMINATION PROCESS
The Board of Directors is responsible for nominating members for election to the Board and for filling any vacancies between annual meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening, and recommending director candidates to the entire Board. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors as described below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.
The Governance and Nominating Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Governance and Nominating Committee may use the services of consultants or a search firm. The Governance and Nominating Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Governance and Nominating Committee may conduct interviews with the candidate or request additional information from the candidate. The Governance and Nominating Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by shareholders. The Bylaws permit persons to be nominated as directors directly by shareholders under certain conditions. To do so, shareholders must comply with the advance notice requirements under the Bylaws as outlined in the “Shareholder Proposals and Nominations” section of this proxy statement. The Company did not receive notice from any shareholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.
The Governance and Nominating Committee engaged a third-party search firm to conduct a comprehensive search for director candidates that would match the characteristics described in this proxy statement as being desirable for members
Proposal 1 – Election of Directors | Director Nomination Process | H&R Block 2021 Proxy Statement 6

of our Board. The Governance and Nominating Committee considered several candidates and recommended that the Board elect Ms. Mends and Mr. Cohan to the Board. The Board believes that Ms. Mends and Mr. Cohan meet the criteria described in this proxy statement and are highly qualified candidates. Ms. Mends brings to the Board expertise in business transformation, strategy, and corporate social responsibility, as well as operational experience in the financial services space. Mr. Cohan brings extensive strategic, financial, operational, and growth experience to the Board, along with a track record of successfully transforming businesses, brands, teams, relationships, and culture. The Board elected Ms. Mends and Mr. Cohan to the Board effective April 1, 2021.
Diversity
Both the Board and the Governance and Nominating Committee believe that diversity of skills, perspectives, backgrounds, and experiences among Board members improves the Board’s oversight and evaluation of management on behalf of the shareholders and produces more creative thinking and better strategic decision-making by the Board. Although we do not have a formal policy concerning diversity of director nominees, the Governance and Nominating Committee considers, though not exclusively, the distinctive skills, perspectives, backgrounds, and experiences that candidates who are diverse in gender, ethnic background, geographic origin, and professional experience have to offer.
SELECTING AND EVALUATING OUR NOMINEES
When evaluating potential director nominees, the Governance and Nominating Committee considers each individual’s professional experience, areas of expertise, and educational and personal backgrounds. The Board determines the appropriate mix of experiences, areas of expertise, and educational backgrounds in order to maintain a Board that is strong in its collective knowledge and that has the skillsets necessary to fulfill its responsibilities, meet the future needs of the Company, and represent the interests of our shareholders.
Among the most important specific skills, knowledge, and experience that the Governance and Nominating Committee and Board rely upon when determining whether to nominate an individual for election are the following:
▪
Operating experience as current or former executives, which gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

▪
Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

▪
Accounting or financial expertise, which enables directors to analyze our financial statements, capital structure, and complex financial transactions, and oversee our accounting and financial reporting processes;

▪	Enterprise risk management (ERM) experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk appetite aligned with our strategy;
▪
Financial, technology, or retail industry knowledge, which are vital in understanding and reviewing our strategy, including the acquisition of businesses that offer complementary products or services; and

▪
Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

Proposal 1 – Election of Directors | Director Nomination Process | H&R Block 2021 Proxy Statement 7

SUMMARY OF DIRECTOR NOMINEES’ SKILLS AND EXPERIENCE
	Cohan	Gerard	Gupta	Johnson	Jones	Mends	Piazza	Reich	Winter	Wood
Skills and Experience
Operating experience	•	•	•	•	•	•	•	•	•
Executive leadership	•	•	•	•	•	•	•	•	•
Accounting/financial expertise	•	•	•	•	•	•		•	•	•
ERM experience		•		•	•			•	•	•
Industry knowledge		•	•	•	•	•	•		•
Public company board and corporate governance		•		•	•	•		•	•	•
Data Security experience			•	•	•		•		•
ESG expertise		•		•	•	•		•		•
Demographic Information
Tenure (years)*	0	14	2	6	4	0	1	10	4	13
Age*	46	76	52	63	53	46	51	63	64	61
Gender	M	M	F	M	M	F	F	F	M	F
Race/Ethnicity
Black/African American	•					•
Asian/Other Pacific Islander			•
White/Caucasian		•		•	•		•	•	•	•
*	Tenure and age calculated as of the date of this proxy statement; tenure rounded to the nearest whole number of years.
DIRECTOR NOMINEES
The Board believes that all the director nominees are highly qualified and have significant leadership experience, knowledge, and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences, and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography below contains additional information regarding the nominee’s experiences, qualifications, and skills.
The number of shares of common stock, share units, and share equivalents beneficially owned by each nominee for director is listed under the heading “Security Ownership of Directors and Management” on page 59.
Sean H. Cohan Director Since: 2021 Age: 46 Committee Memberships: Compensation
Experience: Mr. Cohan has served as Chief Growth Officer and President, International of Nielsen Holdings plc, a publicly traded global media measurement and data analytics company, since March 2020. Mr. Cohan has decades of experience in business-to-business and consumer media, including 15 years at A+E Networks where he most recently served as President, International and Digital Media from 2015 to 2018. Following his tenure at A+E, Mr. Cohan was President and Chief Business Officer at Wheelhouse Group, LLC, a diversified content venture from 2019 to early 2020. He has a Bachelor’s Degree in Economics from Harvard and a Masters from the Stanford Graduate School of Business.

Other Boards and Appointments: Mr. Cohan sits on the Board of Directors/Trustees for the Parrish Art Museum, the Banff World Media Festival, the National Association of Television Programming Executives, and is Treasurer and Board Member of The Opportunity Network. He also sits as a Committee Vice Chair on UJA Federation of NY. Mr. Cohan is also a Board Director at AccuWeather, a privately held company that provides commercial weather forecasting services.

Director Qualifications: Mr. Cohan brings extensive strategic, financial, operational, and growth experience to the Board, along with a track record of successfully transforming businesses, brands, teams, relationships, and culture.

Proposal 1 – Election of Directors | Director Nominees | H&R Block 2021 Proxy Statement 8

Robert A. Gerard Director Since: 2007 Age: 76 Committee Memberships: Finance (Chair); Governance and Nominating
Experience: Mr. Gerard is the General Partner and investment manager of GFP, L.P., a private investment partnership. From 2004 to 2011, Mr. Gerard was Chairman of the Management Committee and CEO of Royal Street Communications, LLC, a licensee, developer, and operator of telecommunications networks in Los Angeles and Central Florida. From 1977 until his retirement in 1991, Mr. Gerard held senior executive positions with investment banking firms Morgan Stanley & Co., Dillon Read & Co., and Bear Stearns. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management. Mr. Gerard served on the 2021 selection committee for the Agenda Diversity 100, curating a guide of 100 board-ready individuals from historically underrepresented groups. He is a graduate of Harvard College and holds a Masters of Arts degree and a Juris Doctor degree from Columbia University.

Other Boards and Appointments: Mr. Gerard served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Chair of the Executive Compensation Committee and was a member of the Committee on Directors and Corporate Governance.

Director Qualifications: Mr. Gerard brings to the Board extensive experience in the financial services industry and many years of business experience in senior management and finance, as well as experience serving on the boards of other public companies.

Anuradha (Anu) Gupta Director Since: 2019 Age: 52 Committee Memberships: Compensation; Governance and Nominating (Chair)
Experience: Ms. Gupta has served as the Chief Strategy and Transformation Officer of Bed Bath & Beyond Inc., a publicly held home products retailer, since October 2020, where she is responsible for the company’s comprehensive strategy and transformation program. Previously, she served as the Chief Operating Officer of Jyve Corporation, a talent marketplace and business optimization platform, from November 2018 to October 2020. Prior to Jyve, she served as Senior Vice President Operational Excellence at Target Corporation, a retail sales company, from 2015 to 2018. From 2013 to 2015, Ms. Gupta was the Senior Operating Executive at Hellman & Friedman LLC, a private equity firm. Prior to that, she was with The Michaels Companies Inc. for five years from 2008 to 2013, serving as Vice President Process and Profit Improvement. Earlier in her career, she served in multiple strategic roles at Safeway Inc. and HCL Technologies Inc. Ms. Gupta received her Bachelor of Science (Honors) and MBA (Financial Management) from the University of Delhi.

Other Boards and Appointments: None

Director Qualifications: Ms. Gupta brings to the Board expertise in strategic transformations and driving operational excellence across multiple industries, including extensive experience in the retail industry.

Proposal 1 – Election of Directors | Director Nominees | H&R Block 2021 Proxy Statement 9

Richard A. Johnson Director Since: 2015 Age: 63 Committee Memberships: Audit; Compensation
Experience: Mr. Johnson has served as the CEO and President of Foot Locker, Inc., a leading publicly held global athletic footwear and apparel retailer, since December 1, 2014, and was elected Chairman of the Board in May 2016. Prior to becoming CEO and President, he served in a variety of other roles with Foot Locker, Inc. including Executive Vice President and Chief Operating Officer, Executive Vice President/Group President - Retail Stores, CEO and President of Foot Locker U. S./Lady Foot Locker/Kids Foot Locker/Footaction, CEO and President at Foot Locker Europe B.V., Foot Locker’s European headquarters in the Netherlands, President and CEO of Footlocker.com/Eastbay, and prior to that, held various executive positions at Eastbay, Inc. From 1990 to 1993, Mr. Johnson was a transportation economics manager at Graebel Van Lines, Inc. Earlier in his career, he worked for Electronic Data Systems, an IT services company, as a systems engineer. Mr. Johnson received a Bachelor of Arts degree in Business Administration and Accountancy from the University of Wisconsin, Eau Claire.

Other Boards and Appointments: Mr. Johnson has served as director and member of the Executive Committee of Foot Locker, Inc. since 2014, and was elected Chairman of the Board in May 2016. During 2013, he served as a director of Maidenform Brands, Inc. Mr. Johnson also serves on the board of directors of the Retail Industry Leaders Association and The Footwear Distributors and Retailers of America, and on the Chancellor’s National Leadership Council at the University of Wisconsin, Eau Claire.

Director Qualifications: Mr. Johnson brings to the Board extensive knowledge of brick and mortar and digital/dot.com retail operations, as well as significant leadership, operations, financial management, and enterprise risk management experience.

Jeffrey J. Jones II, President and Chief Executive Officer Director Since: 2017 Age: 53 Committee Memberships: Finance
Experience: Mr. Jones has served as our President and CEO since October 2017, and, prior to serving as President and CEO, was President and CEO-Designate beginning August 2017. Before that, Mr. Jones served as President, Ride Sharing at Uber Technologies Inc., an on-demand car service company, from September 2016 until March 2017 and Executive Vice President and Chief Marketing Officer at Target Corporation, a retail sales company, from April 2012 to September 2016. Prior to his time at Target Corporation, Mr. Jones was Partner and President of McKinney Ventures LLC, an advertising agency, from March 2006 to March 2012. Mr. Jones holds a Bachelor of Arts degree in Communications from the University of Dayton.

Other Boards and Appointments: Mr. Jones serves on the board of directors of Advance Auto Parts, Inc., a publicly held auto parts retailer, and is chair of the Compensation Committee and a member of the Nominating and Governance Committees.

Director Qualifications: Mr. Jones brings to the Board intimate knowledge of the Company’s daily operations as the Company’s President and CEO, an extensive background in marketing and the retail industry, and significant experience as a senior executive at various public companies.

Proposal 1 – Election of Directors | Director Nominees | H&R Block 2021 Proxy Statement 10

Mia F. Mends Director Since: 2021 Age: 46 Committee Memberships: Audit
Experience: Ms. Mends has served as Global Chief Diversity & Inclusion Officer and CEO, Impact Ventures of Sodexo, Inc. since May 1, 2021. Sodexo provides quality of life services, including dining and meal services, vending and convenience services, integrated facilities management services, and healthier workforce initiatives. Prior to this new role, Ms. Mends served as Sodexo’s Chief Administrative Officer, North America, and led SodexoMAGIC, a joint venture between Sodexo and Magic Johnson Enterprise, beginning in July 2019. Prior to that, Ms. Mends was CEO of Sodexo’s Benefits & Rewards Services from 2015 until 2019, and Vice President, Sales, for the Americas Region in Sao Paulo, Brazil from 2012 until 2015. Before joining Sodexo, she was General Manager of the Prepaid Debit Card Division of Noventis Inc. Ms. Mends holds a BA in economics from Wellesley College and an MBA from Harvard Business School.

Other Boards and Appointments: Ms. Mends serves on the boards of Girls Inc. of Greater Houston and the EMERGE Fellows program and sits on the Business Leadership Council at Wellesley College and the Alumni Board of Harvard Business School. She is also a Corporate Director of Limeade Inc, an employee engagement software company.

Director Qualifications: Ms. Mends brings to the Board expertise in business transformation, strategy, and corporate social responsibility, as well as operational experience in the financial services space.

Yolande G. Piazza Director Since: 2020 Age: 51 Committee Memberships: Compensation
Experience: Ms. Piazza serves as Vice President, Financial Services of Google’s Cloud division at Alphabet Inc., an internet-related services and products company, since June 2020. Prior to her current position, she was at Citigroup, Inc., a diversified financial services holding company, serving as CEO of Citi FinTech from March 2017 to June 2020, Chief Operating Officer of Citi FinTech from March 2016 to March 2017, and Chief Administration Officer, Strategy & Planning and Global Shared Functions of Citi Global Operations and Technology from September 2009 to March 2016. She also served in a variety of other executive roles at Citigroup prior to that, including Chief Information Officer of Citi Student Loan Corporation and Senior Vice President – Online Applications and Support for Citigroup – CitiCards Technology.

Other Boards and Appointments: Ms. Piazza is an advisory member of Reputation.com.

Director Qualifications: Ms. Piazza brings to the Board extensive financial services experience, including over 30 years of executive leadership experience building customer centric strategies and products, expertise in digital innovation, and a strong technical transformational and operational background in implementing solutions from ideation to customer adoption.

Proposal 1 – Election of Directors | Director Nominees | H&R Block 2021 Proxy Statement 11

Victoria J. Reich Director Since: 2011 Age: 63 Committee Memberships: Audit (Chair); Finance
Experience: Ms. Reich served as the Senior Vice President and Chief Financial Officer of United Stationers Inc. (now known as Essendant, Inc.), a wholesale distributor of business products, from 2007 until 2011. Prior to that, Ms. Reich spent ten years with Brunswick Corporation, a manufacturer of recreational marine products, where she most recently was President of Brunswick European Group from 2003 until 2006. She served as Brunswick’s Senior Vice President and Chief Financial Officer from 2000 to 2003 and as Vice President and Controller from 1996 until 2000. Before joining Brunswick, Ms. Reich spent 17 years at General Electric Company where she held various financial management positions. Ms. Reich holds a Bachelor of Science degree in Applied Mathematics and Economics from Brown University.

Other Boards and Appointments: Ms. Reich is a director of Ecolab Inc., a publicly held provider of water, hygiene, and energy technologies, where she is Chairman of the Audit Committee and a member of the Governance Committee. She is also a director of Ingredion Incorporated, a publicly held ingredient provider, where she is Chairman of the Audit Committee.

Director Qualifications: Ms. Reich brings to the Board extensive financial management experience, operational experience, and executive leadership abilities.

Matthew E. Winter Director Since: 2017 Age: 64 Committee Memberships: Audit; Compensation (Chair)
Experience: Mr. Winter served as President, The Allstate Corporation, a publicly held personal lines insurer, from January 2015 until his retirement in February 2018. Prior to serving as President of The Allstate Corporation, he was President, Allstate Personal Lines of Allstate Insurance Company beginning in December 2013 and, prior thereto, he served The Allstate Corporation and Allstate Insurance Company in various executive capacities beginning in 2009. Before joining Allstate, Mr. Winter held numerous senior executive positions at large financial institutions and insurance providers. In addition, he spent more than 12 years on active duty with the United States Army and also practiced law for several years before joining the insurance industry. Mr. Winter earned his Bachelor of Science from the University of Michigan, his Juris Doctor degree from the Albany Law School of Union University, and a Master of Laws from the University of Virginia School of Law. He is also a graduate of Harvard Business School’s Advanced Management Program.

Other Board and Appointments: Mr. Winter is currently on the board of ADT Inc., a publicly held provider of monitored security and interactive home and business automation solutions, The Hartford Financial Services Group, Inc., a publicly held investment and insurance company, and The Winter-Lehman Family Foundation, and he previously served on the boards of Feeding America, the Leukemia and Lymphoma Society, the Houston Food Bank, and both the Connecticut and Houston Opera Companies.

Director Qualifications: Mr. Winter brings to the Board extensive leadership experience developed throughout his career at Allstate and with other large financial institutions and insurance providers, as well as significant operations, consumer products, financial services, and enterprise risk management experience.

Proposal 1 – Election of Directors | Director Nominees | H&R Block 2021 Proxy Statement 12

Christianna Wood Director Since: 2008 Age: 61 Committee Memberships: Audit; Finance
Experience: Ms. Wood is the CEO of Gore Creek Capital Ltd., an investment management consulting company based in Golden, Colorado. Ms. Wood served as the CEO of Capital Z Asset Management, the largest dedicated sponsor of hedge funds, from 2008 through July 2009. Previously, she was the Senior Investment Officer for the Global Equity unit of the California Public Employees’ Retirement System (“CalPERS”) for five years. Prior to her service for CalPERS, Ms. Wood served as a Principal of several investment management organizations. She is also a chartered financial analyst and a chartered alternative investment analyst. Ms. Wood obtained a Bachelor of Arts degree, cum laude, from Vassar College and a Masters of Business Administration degree in Finance from New York University.

Other Boards and Appointments: Ms. Wood is a member of the Vassar College Investment Committee and until June 30, 2018, served on the Vassar College Board of Trustees and Chaired the Trustee Investor Responsibility Committee. Ms. Wood is also a member of the boards of Grange Insurance, a private company, The Merger Fund, where she chairs the Nominating and Governance Committee, and is a member of the boards of the Delaware Funds by Macquarie fund complex. She was previously a member of the Public Company Accounting Oversight Board Standard Advisory Group (2006-2008) and the International Auditing and Assurance Standards Board Consultative Advisory Group (2006-2009). Ms. Wood was also a member of the Board of Governors of the International Corporate Governance Network from June 2008 until June 2012, serving as Chairman of the Board from June 2009 until June 2012, and served on the Board of Directors of the International Securities Exchange from 2010 to 2016. Ms. Wood was also a member of the Global Reporting Initiative Board, a Global ESG Standard Setter, from 2012 to 2017 and its Chairman from 2014 to 2017.

Director Qualifications: Ms. Wood brings to the Board a broad finance, corporate governance, and ESG disclosure standards background, including experience as a senior investment officer for a large retirement fund, as Chairman of the Board of Governors of the International Corporate Governance Network, and Chairman of the Global Reporting Initiative Board. She has significant experience in accounting and financial matters. Through her prior service as an investment manager, Ms. Wood has had significant experience in the application of portfolio risk management techniques.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR IN THIS PROPOSAL 1.
Proposal 1 – Election of Directors | Director Nominees | H&R Block 2021 Proxy Statement 13

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors is responsible for overseeing and providing policy guidance on the Company’s business and affairs. During the 2021 fiscal year, the Board of Directors held six meetings. During the 2021 fiscal year, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees of which the director was a member. Our incumbent directors attended over 99% of the Board of Directors meetings and applicable Board committee meetings held during the 2021 fiscal year.
The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Finance Committee. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, the Board of Directors Independence Standards (the “Independence Standards”), and charters for each of the standing committees may be accessed on the Company’s Investor Relations website at https://investors.hrblock.com/corporate-governance. These documents are also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105.
Set forth below is a description of the primary duties of each of the standing committees of the Board and its members as of the date of this proxy statement.
Audit Committee
Committee Members Ms. Reich (Chair) Mr. Johnson Ms. Mends[1] Mr. Winter Ms. Wood 4 meetings in fiscal year 2021	▪	Approves the appointment of the Company’s independent registered public accounting firm
	▪	Evaluates the independence and performance of such firm
	▪	Reviews the scope of the annual audit
	▪	Reviews and evaluates the effectiveness of the Company’s internal audit function
	▪	Reviews the effectiveness of the Company’s ERM program and the Company’s major financial risk exposures and the steps management has taken related thereto
	▪	Ensures that the Company has established a system to enforce the H&R Block Code of Business Ethics and Conduct
	▪	Reviews and discusses with management and the independent registered public accounting firm the audited financial statements and accounting principles

See the “Audit Committee Report” on page 55. All of the members of the Audit Committee are independent under regulations adopted by the SEC, NYSE listing standards, and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines and that Mr. Johnson, Ms. Reich, Mr. Winter, and Ms. Wood are each an audit committee financial expert pursuant to the criteria prescribed by the SEC.

[1]	Ms. Mends was appointed to the Audit Committee effective April 1, 2021.
Additional Information Concerning the Board of Directors | Board of Directors’ Meetings and Committees | H&R Block 2021 Proxy Statement 14

Compensation Committee
Committee Members Mr. Winter (Chair) Mr. Cohan[1] Ms. Gupta Mr. Johnson Ms. Piazza[2] Mr. Rohde[3] 7 meetings in fiscal year 2021	▪	Reviews and formally evaluates the CEO’s performance against corporate goals and objectives and approves the CEO’s compensation
	▪	Reviews risks related to the Company’s compensation policies and practices
	▪	Reviews and approves the Company’s overall executive compensation philosophy, including compensation of the executive officers of the Company and its subsidiaries
	▪	Administers the Company’s short-term and long-term incentive compensation plans

See the “Compensation Discussion and Analysis” beginning on page 22. The Compensation Committee may delegate authority to subcommittees as the Compensation Committee deems appropriate and in the best interests of the Company and its shareholders, to the extent permitted by applicable law and the NYSE listing standards. All of the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards.

[1]	Mr. Cohan was appointed to the Compensation Committee effective April 1, 2021.
[2]	Ms. Piazza was appointed to the Compensation Committee effective September 10, 2020.
[3]	Mr. Rohde will cease serving on the Compensation Committee upon his departure from the Board effective as of the Annual Meeting.
Governance and Nominating Committee
Committee Members Ms. Gupta (Chair) Mr. Brown[1] Mr. Gerard Mr. Lewis Mr. Rohde[1] 5 meetings in fiscal year 2021	▪	Reviews and oversees corporate governance matters
	▪	Initiates recommendations of nominations for election as a director of the Company
	▪	Evaluates the performance of the Board
	▪	Recommends the compensation of the non-employee directors of the Company
	▪	Reviews and makes recommendations regarding ESG matters when requested by the Board

All of the members of the Governance and Nominating Committee are independent under NYSE listing standards and the Independence Standards.
[1]	Messrs. Brown and Rohde will cease serving on the Compensation Committee upon their respective departures from the Board effective as of the Annual Meeting.
Finance Committee
Committee Members Mr. Gerard (Chair) Mr. Jones Ms. Reich Ms. Wood 2 meetings in fiscal year 2021	▪	Provides advice to management and the Board of Directors concerning:
		—	Financial structure of the Company
		—	Share repurchases, dividends, and other capital allocation decisions
		—	Funding of operations of the Company and its subsidiaries
		—	Investment of Company funds
	▪	Reviews and makes recommendations to the Board regarding capital allocation and proposed acquisitions, dispositions, mergers, joint ventures, investments, and similar transactions
DIRECTOR COMPENSATION
The Board considers and determines non-employee director compensation each year, taking into account recommendations from the Governance and Nominating Committee. The Governance and Nominating Committee forms its recommendation based on its review of director compensation practices at a specific group of peer companies, based on publicly disclosed information (more discussion of the process for determining our peer group of companies can be found on page 39). Management, in consultation with the Compensation Committee’s independent compensation consultant, assists the Governance and Nominating Committee in its review by accumulating and summarizing market data on director compensation levels and practices at our peer group of companies and reviewing external survey sources.
Additional Information Concerning the Board of Directors | Director Compensation | H&R Block 2021 Proxy Statement 15

Compensation elements for our non-employee directors for fiscal year 2021 are as follows:
Compensation Element	Amount (annual except for meeting fees)
Annual Cash Retainer(1)	$70,000
Annual Equity Retainer(2)	$150,000 (payable in deferred stock units (“DSUs”))
Non-Executive Chairman of the Board Retainer(2)	$200,000 (payable in DSUs)
Chair Retainer – Audit Committee(1)	$20,000
Chair Retainer – All Other Committees(1)(3)	$15,000
Board Meeting Fee(4)	$2,000 per meeting
Committee Meeting Fee(5)	$1,500 per meeting
(1)	Paid in quarterly installments.
(2)	Equity grants are generally made immediately following election of directors at the Annual Meeting.
(3)	Due to his position as non-executive Chairman of the Board, Mr. Gerard has waived his eligibility for the Chair retainer related to his service as Chair of the Finance Committee.
(4)	Subject to a maximum of ten Board meetings per year.
(5)	Subject to a maximum of ten committee meetings per year per committee.
In addition, the H&R Block, Inc. 2018 Long Term Incentive Plan (the “2018 Plan”), which was approved by our shareholders, limits the aggregate equity and cash compensation to $750,000 that can be paid to a non-employee director of the Company in a calendar year. The limit does not apply to incremental compensation paid to a director solely as non-executive Chairman of the Board, provided that such director does not participate in the decision to award that additional compensation. In setting the non-employee director compensation limit, the Governance and Nominating Committee and the Board reviewed survey data provided by the Compensation Committee’s independent compensation consultant.
In fiscal year 2021, DSUs were granted to non-employee directors under the 2018 Plan. The number of DSUs awarded is determined by dividing the dollar amount of the award by the average closing price of the Company’s common stock for the ten consecutive trading days ending on the date the DSUs are granted.
DSU awards are fully vested on the grant date. Vested DSUs are held in a deferred compensation account and become payable, in shares of common stock, on the six-month anniversary of termination of service as a director. However, if a non-employee director dies prior to the payment, the balance of the non-employee director’s DSU account becomes payable to the non-employee director’s beneficiary, in shares of common stock, within ninety days following the non-employee director’s death. There are no dividends paid on outstanding DSUs prior to the DSUs becoming payable, but dividend equivalents accumulate and are paid when the DSUs otherwise become payable.
On September 10, 2020, DSUs approximately equal in value to $150,000 were granted to each of the Company’s incumbent non-employee directors for the one-year period of service on the Board beginning September 10, 2020. In addition, DSUs approximately equal in value to $200,000 were granted to Mr. Gerard for serving as the non-executive Chairman of the Board for the one-year period beginning September 10, 2020.
The Company provides to its non-employee directors free business travel insurance in connection with Company-related travel and, consistent with the benefit provided to our full-time employees, the opportunity to use our tax preparation services for no charge. In addition, the H&R Block Foundation will match gifts by our directors to any qualified not-for-profit organization on a dollar-for-dollar basis up to an annual aggregate limit of $5,000 per director per calendar year.
The Board has adopted stock ownership guidelines applicable to non-employee directors. The non-employee director ownership guidelines require ownership of a level of qualifying equity securities with an aggregate value of at least five times the annual cash retainer paid to them. Until a non-employee director satisfies the applicable holding requirement, the director is required to retain any covered shares (which include shares owned directly or indirectly by such non-employee director, the after-tax value of vested stock option awards, if any, and share equivalents the non-employee director holds in the Company’s benefit plans). In addition, Board members are subject to our Insider Trading Policy which, among other things, prohibits hedging and pledging transactions related to Company securities.
Additional Information Concerning the Board of Directors | Director Compensation | H&R Block 2021 Proxy Statement 16

DIRECTOR COMPENSATION TABLE
The following table sets forth total director compensation for non-employee directors for fiscal year 2021.
Current Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Paul J. Brown	$99,000	$147,880	—	$5,000	$251,880
Sean H. Cohan(6)	$5,833	$70,280	—	—	$76,113
Robert A. Gerard	$94,500	$345,038	—	$3,000	$442,538
Anuradha (Anu) Gupta	$109,500	$147,880	—	—	$257,380
Richard A. Johnson	$99,000	$147,880	—	$5,000	$251,880
Mia F. Mends(6)	$5,833	$70,280	—	—	$76,113
Yolande G. Piazza	$63,000	$147,880	—	—	$210,880
Victoria J. Reich	$113,000	$147,880	—	$4,400	$265,280
Bruce C. Rohde	$102,000	$147,880	—	$5,000	$254,880
Matthew E. Winter	$115,500	$147,880	—	$5,000	$268,380
Christianna Wood	$93,000	$147,880	—	$2,500	$243,380
Former Directors
Angela N. Archon(7)	$31,500	—	—	$5,000	$36,500
David Baker Lewis(8)	$102,000	$147,880	—	$5,000	$254,880
(1)
This column includes, as applicable, the annual cash retainer, meeting fees for each Board and committee meeting attended, and committee retainers earned or paid for services as a director during fiscal year 2021.

(2)
The dollar amounts represent the grant date fair value under FASB Accounting Standards Codification Topic 718 “Stock Compensation” (“ASC 718”) for DSUs awarded during fiscal year 2021 to the non-employee director. These DSU awards are fully vested; however, no shares underlying a particular award will be issued until six months following the date the director ends service on the Board (or within ninety days of death, if earlier). The grant date fair value of an award is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8: “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2021, as filed with the SEC. As of April 30, 2021, the following DSUs were outstanding: Ms. Archon – 0; Mr. Brown – 79,345; Mr. Cohan – 3,153; Mr. Gerard – 222,070; Ms. Gupta – 16,030; Mr. Johnson – 43,526; Mr. Lewis – 114,848; Ms. Mends – 3,153; Ms. Piazza – 10,497; Ms. Reich – 79,345; Mr. Rohde – 95,310; Mr. Winter – 29,731; and Ms. Wood – 109,100.

(3)
The DSU award value approved by the Board of Directors for fiscal year 2021 was converted into the number of DSUs by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading days ending on the date the DSUs were granted to the non-employee director. The current market value per share generally is the closing sales price of a share of our common stock as reported on the NYSE. However, the grant date fair value of an award computed in accordance with ASC 718 does not utilize such an average. As such, the value approved by the Board for fiscal year 2021 differs from the value reported in this column.

(4)	As of April 30, 2021, no non-employee director had any stock options outstanding.
(5)	This column represents the H&R Block Foundation matching amount on contributions to 501(c)(3) organizations.
(6)
As previously disclosed, Mr. Cohan and Ms. Mends were appointed to the Board effective April 1, 2021 and on that date received a pro-rated DSU grant, representing service on the Board from April 1, 2021 through September 9, 2021.

(7)	Ms. Archon did not stand for re-election at the Company’s annual meeting of shareholders held on September 10, 2020, and therefore ceased to be a director of the Company as of that date.
(8)	As previously disclosed, David Baker Lewis retired from the Board effective March 31, 2021.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors operates under Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in exercising its responsibilities. The Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board level and the management level, with a view to enhancing shareholder value over the long term. The Governance Guidelines also ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Governance Guidelines are not intended to be a static statement of the Company’s policies, principles, and guidelines, and are subject to regular assessment and refinement by the Board.
Additional Information Concerning the Board of Directors | Corporate Governance | H&R Block 2021 Proxy Statement 17

Pursuant to the Governance Guidelines, the Board evaluates its performance on an annual basis through an evaluation process administered by the Governance and Nominating Committee. To protect the directors’ anonymity and the integrity of the process, the evaluations are conducted in separate interviews by an independent third party who compiles the responses into a report for the Governance and Nominating Committee. In addition to Board performance, the annual interview includes questions regarding the performance of the individual Board members and the committees of the Board. Results of all evaluations are discussed at appropriate Committee meetings and with the full Board.
Director Service on Other Boards
The Governance Guidelines provide that directors should not serve on more than three other boards of public companies in addition to the Company’s Board. Before serving on the board of another public company, directors are required to give prior notice to the Board. The CEO of the Company is not permitted to serve on more than one other board of a public company in addition to the Company’s Board and must obtain Board approval prior to serving on the board of any public company. Currently, all director nominees are in compliance with these guidelines.
Mandatory Director Resignation Policies
The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on the election and represented in person or by proxy must promptly tender an irrevocable resignation from the Board, subject only to the condition that it is accepted by the Board. The Governance and Nominating Committee will make a recommendation, and the Board will then act on the tendered resignation, taking into account that recommendation, and publicly disclose its decision and the rationale within ninety days from the date of the certification of the election results. The Governance and Nominating Committee and the Board may consider any factors or other information considered appropriate and relevant in making their respective decisions. The director who tenders the resignation is not permitted to participate in the proceedings with respect to such resignation. If the Board accepts a director’s resignation, or if a non-incumbent nominee for director is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Bylaws.
In addition, the Governance Guidelines provide that any director whose principal employment or major responsibilities materially change must tender a resignation from the Board for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will make a recommendation regarding, and the Board will then act on, the tendered resignation.
To be eligible to be a nominee for election as a director, a person must deliver to the Company a written agreement that such person will abide by these director resignation requirements.
Independent Chairman and Board Leadership Structure and Accountability
The Company’s Articles, Bylaws, and the Governance Guidelines require that the Chairman of the Board be an independent director, not simultaneously serving as CEO or President of the Company, who has not previously served as an executive officer of the Company. As Chairman, Mr. Gerard leads all meetings of the Board, including executive sessions of the non-employee directors held at each regular meeting of the Board.
We believe that our current Board structure creates a positive balance in leadership and accountability, as the functions of CEO and Chairman are significantly different. In addition to balancing responsibilities, we believe that this structure enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management. Separating the roles of Chairman and CEO also allows the CEO to focus on running our business and managing the Company in the best interests of our shareholders. At the same time, our non-executive Chairman handles the separate responsibilities of Board and committee scheduling, Board agendas, and other Board organizational tasks, as well as leading the Board in discussions concerning CEO employment and performance evaluation and speaking on behalf of the Board and the Company regarding corporate governance- and investor relations-related issues.
A Substantial Majority of the Board is Independent
As further described in the Governance Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under NYSE listing standards. As described below, 11 of the Board’s current 12 directors are independent directors within the meaning of the NYSE listing standards and Independence Standards.
Additional Information Concerning the Board of Directors | Corporate Governance | H&R Block 2021 Proxy Statement 18

Mr. Jones is not an independent director under the NYSE listing standards or Independence Standards due to his position as our President and CEO. Assuming all ten director nominees are elected at the Annual Meeting, all of the directors, other than Mr. Jones, will be independent directors within the meaning of the NYSE listing standards and Independence Standards.
NYSE listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Independence Standards to assist the Board in determining whether a director has a material relationship with the Company.
Evaluation of Director Independence
In June 2021, the Board conducted an evaluation of director independence regarding the current directors and nominees for director based on the NYSE listing standards and Independence Standards. In addition, the Board also conducted an evaluation of the independence of each of the members of the Audit, Compensation, and Governance and Nominating Committees in accordance with the requirements of the NYSE listing standards. In connection with this evaluation, the Board considered the responses provided by the directors in their annual director questionnaires and reviewed any relationships between each director or immediate family member and the Company, its subsidiaries, and their employees. As a result of its evaluation, the Board affirmatively determined that Messrs. Brown, Cohan, Gerard, Johnson, Rohde, and Winter and Mses. Gupta, Mends, Piazza, Reich, and Wood are independent. In addition, the Board affirmatively determined that each member of the Audit, Compensation, and Governance and Nominating Committees is independent under all applicable standards.
Code of Ethics
All directors, officers, and employees of the Company must act ethically and in accordance with the policies set forth in the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with domestic and foreign laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. In support of the Code, we have established a number of channels for reporting potential ethics violations or similar concerns or for guidance on ethics matters, such as via email, telephone, or in-person communications. All individuals have the ability to report concerns or discuss ethics-related matters anonymously.
The Audit Committee has also established procedures for the receipt, retention, and treatment of reports regarding accounting, internal accounting controls, or audit matters, including reports made to the Corporate Secretary by phone at (816) 854-4288 or by email to corporatesecretary@hrblock.com. The Code is overseen by the Company’s Chief Ethics Officer, who is appointed by the Audit Committee. To help ensure the Audit Committee’s effective oversight of our ethics and compliance program, the Audit Committee regularly receives reports from the Chief Ethics Officer and reviews matters related to the Company’s ethics and compliance program. The Company will post any amendments to or waivers of the Code, to the extent applicable to any of the Company’s executive officers or directors as required under applicable rules, on our website.
The Code can be accessed on the Company’s website at https://investors.hrblock.com/corporate-governance. The Code is also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105.
Succession Planning
The Board recognizes the importance of effective executive leadership to the Company’s success. The Company’s Board is actively engaged and involved in succession planning. The Board discusses the talent pipeline for specific critical roles, and high-potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including economic environment, diversity, recruiting, and development programs.
Additional Information Concerning the Board of Directors | Corporate Governance | H&R Block 2021 Proxy Statement 19

COMMUNICATIONS WITH THE BOARD
Shareholders and other interested parties wishing to communicate with the Board, the non-employee directors, or an individual Board member concerning the Company may do so by writing to the Board, to the non-employee directors, or to the particular Board member, and mailing the correspondence to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105 or by emailing the correspondence to corporatesecretary@hrblock.com. In addition, our non-executive Chairman and other Board members have made and may in the future make themselves available for consultation and direct communication with significant shareholders.
Please indicate on any written correspondence whether the communication is from a shareholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual directors as appropriate, any communication the Corporate Secretary deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS
Although the Company has no specific policy regarding director attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend. All of the Company’s then current directors virtually attended last year’s annual meeting.
BOARD’S ROLE IN RISK OVERSIGHT
Our Board has oversight responsibility for managing risk, directly and through its various Committees, and management is responsible for the Company’s day-to-day enterprise risk management activities. The Company has an enterprise risk management team and a management Enterprise Risk Committee to support senior management in fulfilling its day-to-day enterprise risk management responsibilities and to support the Board in fulfilling its oversight responsibility for risk management. The Company’s Treasurer oversees the activities of the Enterprise Risk Committee, which is made up of Vice Presidents of major business and control functions and members of the enterprise risk management team. The Company’s enterprise risk management team, working in coordination with the Enterprise Risk Committee assists the Board in its oversight of enterprise risk management by creating and facilitating a process to identify, prioritize, monitor, and report on risks and mitigation strategies, overseeing regular reporting of risks to the Board and its committees, identifying additional risk mitigation strategies as appropriate, and monitoring emerging risks. The Board is responsible for oversight of risks related to ESG matters and receives regular reports from the Company’s Chief People Officer, including regarding people development, associate engagement, workforce diversity, and pay equity, to enable it to assess and manage risk related to the Company’s workforce.
In fulfilling its oversight role, the Board generally focuses on the adequacy of the Company’s risk management and mitigation processes. The Board works with the Company’s CEO, Chief Financial Officer, General Counsel, and Treasurer to determine the Company’s risk tolerance, and works to ensure that management identifies, evaluates, and properly manages the overall risk profile of the Company.
Additional Information Concerning the Board of Directors | Board’s Role in Risk Oversight | H&R Block 2021 Proxy Statement 20

In addition to the discussion of risk at the Board of Directors level, the Board’s standing committees also focus on risk exposure as part of their ongoing responsibilities:
Committee of the Board	Areas of Risk Oversight	Additional Information
Audit Committee
Responsible for the oversight of policies and processes pertaining to the Company’s ERM program and specifically considers risks and controls relating to, among other things, data and cyber security and the Company’s financial statements and financial reporting processes. Responsible for the Code and for reviewing and approving the appointment of the Company’s Chief Ethics Officer, who manages the Company’s ethics and compliance program.

The Company’s Audit Services department assists the Audit Committee and the Board in their oversight of enterprise risk management by ensuring that key risks are included in the audit plan, providing objective assurance to the Board on the effectiveness of risk management processes, and reviewing the management of key risks.

Compensation Committee
Responsible for reviewing the Company’s compensation policies and practices (including enterprise risks and compensation design risks) and the relationship among the Company’s risk management policies and practices, corporate strategy, and compensation policies and practices.

The Compensation Committee conducts an annual risk assessment related to the Company’s compensation programs. For more information, see the discussion on page 44 regarding the Company’s compensation policies and practices.

Governance and Nominating Committee
Responsible for reviewing the Company’s corporate governance policies and practices and making recommendations to the Board that take into account the management of governance-related risk. Reviews and makes recommendations regarding ESG-related risks when requested by the Board.

In addition, the Governance and Nominating Committee’s primary involvement in the director nomination and Board self-evaluation processes assists the Board in reviewing and mitigating risks related to the governance of our Board.

Finance Committee	Responsible for reviewing and approving plans and strategies with respect to financing transactions, acquisitions and dispositions, and other transactions involving financial risks.	The Finance Committee reviews the Company’s earnings and free cash flow, its sources and uses of liquidity, compliance with financial covenants, and uses of the Company’s cash.
Each of the committee chairs regularly reports to the full Board concerning the activities of the applicable committee, the significant issues it has discussed, and the actions taken by that committee.
Additional Information Concerning the Board of Directors | Board’s Role in Risk Oversight | H&R Block 2021 Proxy Statement 21

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the compensation of our named executive officers (“named executive officers” or “NEOs”), including an overview of our compensation philosophy and the elements of our executive compensation program. We also explain how and why the Compensation Committee arrives at specific compensation policies and practices involving our NEOs. For our fiscal year 2021, which ended April 30, 2021, our NEOs included the following:

Jeffrey J. Jones II	Tony G. Bowen	Thomas A. Gerke	Karen A. Orosco	Kellie J. Logerwell
President and CEO	Chief Financial Officer	General Counsel and Chief Administrative Officer	President, Global Consumer Tax and Service Delivery	Vice President and Chief Accounting Officer
EXECUTIVE SUMMARY
Introduction
As discussed above in the Proxy Statement Introduction, the impacts of the COVID-19 pandemic were felt throughout fiscal year 2021. Tax season 2021 was unlike any experienced previously, given the many impacts of the COVID-19 pandemic:

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In addition, the filing deadline for tax season 2020 was extended beyond our fiscal year 2020. The tax season deadline extension for tax seasons 2020 and 2021 impacted the typical seasonality of our business and the comparability of our financial results. However, even with the unique and fluid dynamics of the tax season, the Company achieved strong volume results. When comparing full tax season 2021 results (January 1, 2021 through May 18, 2021) to full tax season 2020 (January 1, 2020 through July 15, 2020, normalized to exclude typical mid-May through mid-July volumes), the number of U.S. Assisted returns e-filed by H&R Block increased approximately 7.3% and total U.S. e-filed returns increased approximately 3.8%. We estimate we gained approximately 0.3% of total market share when compared to last year’s completed tax season. In the Assisted category, we estimate we gained approximately 0.7% share. Key reported financial results were as follows:

Note: All amounts represent results from continuing operations.
(1)	All per share amounts are based on weighted average fully diluted shares over the corresponding period.
(2)
Adjusted EPS is a non-GAAP financial measure. This measure is presented to provide more context regarding the relationship between the Company's financial performance and executive compensation practices. For more information regarding financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”) that are disclosed in this section and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Information” on page 30 in Part II, Item 7 to the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2021 filed with the SEC on June 15, 2021.

Had we been able to include the full 2021 tax season performance in our reported fiscal year 2021 financial results, we would have significantly surpassed the high end of our previous outlook for both revenue and earnings.
Fiscal Year 2021 Compensation
As a part of expense management initiatives implemented as a result of the COVID-19 pandemic and the extended 2020 tax season, in June 2020 the Company determined there would be no merit increases for associates companywide for fiscal year 2021. Therefore all NEO base salaries and target payout opportunities under the fiscal year 2021 short-term incentive (“STI”) and long-term incentive (“LTI”) plans remained unchanged from fiscal year 2020. The Compensation Committee also decided to retain the key design components of our STI and LTI compensation program in fiscal year 2021.
Fiscal Year 2021 Performance-Based Compensation
As described above, the COVID-19 pandemic and related tax deadline extensions extended the 2021 tax season, shifting some of our revenue and tax returns that would normally have been received in fiscal year 2021 into the first few weeks of May. The extended deadline created challenges to the Company's historical approach to performance-based compensation, which is intended to cover a full tax season and assumes a full, completed tax season included within one fiscal year.
To address this challenge and better align pay with performance, the Compensation Committee included the results from tax season 2021 attributable to the extended tax season (but earned in May 2021) in the calculation of the Company’s performance, pursuant to the terms of the H&R Block Executive Performance Plan (“Executive Performance Plan”) and the fiscal year 2021 STI plan (“2021 STI Plan”). This approach was generally consistent with the Compensation Committee's approach for fiscal year 2020, in which the Company included results from tax season 2020 attributable to the extended tax season (but earned in the first quarter of our 2021 fiscal year) in the calculation of certain metrics under the fiscal year 2020
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STI plan (“2020 STI Plan”). The metrics established for the 2021 STI Plan were set at a level that accounted for this prior year adjustment to ensure that payouts to NEOs would not benefit from the inclusion of results from tax season 2020 in two fiscal years, and were set under the assumption that the 2021 tax season would be completed during our 2021 fiscal year. The Compensation Committee believes that the approach discussed above was the best alternative in addressing these challenges, as it better aligned pay-for-performance with respect to the business conducted for each individual tax season, consistent with the Company's historical approach and the original intent of the 2021 STI Plan.
Given the strong results described above, this resulted in a total payout of 185.3% of the NEO’s respective target opportunity, reflective of the Company’s strong performance for tax season 2021.
The COVID-19 pandemic also impacted the fiscal year 2019 performance-based LTI awards vesting in 2021. However, no adjustments were made to the NEOs’ outstanding LTI awards to account for the impacts of the COVID-19 pandemic and extended tax filing deadlines. The Compensation Committee chose not to modify these awards as they are intended to reward performance over a multi-year period. Based on Company performance as compared to the pre-set EBITDA growth target and the TSR modifier, our NEOs received 86.1% of the fiscal year 2019 performance share units (“PSUs”) they were initially granted, and 105.3% of the fiscal year 2019 market stock units (“MSUs”) they were initially granted.
Block Horizons 2025
During fiscal year 2021, we introduced our Block Horizons 2025 strategy, the next phase of our strategic transformation, which builds on previous work to strengthen our foundation and position us for long-term, sustainable growth.

Fiscal Year End Change
On June 9, 2021, our Board of Directors approved a change of our fiscal year end from April 30 to June 30, effective immediately. The Company's 2022 fiscal year began on July 1, 2021 and will end on June 30, 2022 (“fiscal year 2022”). This fiscal year end change allows for better alignment of completed tax seasons in comparable fiscal periods to help mitigate challenges relating to extended tax filing deadlines, such as those that occurred in fiscal years 2020 and 2021, as well as better alignment with our corporate tax quarters. To account for the fiscal year end change and to compensate our NEOs for the two-month transition period, the Compensation Committee applied a 14/12 proration to the executives’ individual fiscal year 2022 STI and LTI target award opportunities. This proration will be applied for fiscal year 2022 only, with target amounts reverting to the standard values in fiscal year 2023. Due to the fiscal year end change, annual fiscal year 2022 LTI awards will be granted on August 31, 2021.
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Fiscal Year 2022 Compensation Design
During fiscal year 2021, the Compensation Committee, with the assistance of Compensation Advisory Partners LLC (“CAP”), its new independent compensation consultant, undertook a comprehensive redesign of our executive compensation program, in order to better align our compensation practices with our new Block Horizons 2025 strategy. As a result of that review, which included CAP conducting interviews of Compensation Committee members and members of management and considering market analyses, the Compensation Committee approved the following key changes to our fiscal year 2022 executive compensation program:
▪	In the STI program, replace the prior Market Share metric with a strategic goal, which for fiscal year 2022 is a pre-established cost savings metric tied to our new Block Horizons 2025 strategy;
▪	Incorporate an individual performance modifier of +/- 25% to the funded STI award to further link individual executive’s pay to execution on the Block Horizons strategy; and
▪	In the LTI program, adjust the equity mix to 65% PSUs and 35% restricted share units (“RSUs”), and measure cumulative EBITDA over the full three-year performance period for the PSUs.
The Compensation Committee and Board believe these changes will better align pay with key indicators of performance over both the short- and long-term.
EXECUTIVE COMPENSATION PHILOSOPHY
Our executive compensation decisions are influenced by a variety of factors, with the Compensation Committee following the below principles for our executive compensation program:

We believe our executive compensation program is reasonable, competitive, and appropriately balances the objectives of recruiting, retaining, and motivating our executives.
FISCAL YEAR 2021 TARGET PAY MIX FOR NEOS
The performance-based nature of our executives’ target total direct compensation (generally, the total compensation package excluding benefits) is illustrated below:

Compensation Discussion and Analysis | Executive Summary | H&R Block 2021 Proxy Statement 25

ENGAGEMENT WITH OUR SHAREHOLDERS
During fiscal year 2021, our Chairman of the Board and Investor Relations team reached out to our top 25 shareholders that collectively owned about 65.9% of our shares outstanding and met with shareholders that collectively owned about 16.6% of our shares outstanding. This effort supplemented the ongoing communications between our management and shareholders through various engagement channels including direct meetings, analyst conferences and road shows. These meetings have provided the Board with valuable insights into our shareholders’ perspectives on various matters.
As is our custom, we provided an open forum to each shareholder to discuss and comment on any aspects of our corporate governance structure and executive compensation program. In these meetings, we discussed our response to the COVID-19 pandemic and provided an update to our strategy. We also discussed the history of our corporate governance and how our Board searches for diverse candidates. These shareholders did not express any concerns with our executive compensation program. After this engagement with shareholders, we agreed to keep in contact with them, as well as the other shareholders who chose not to engage with us, in order to continue to receive general feedback regarding our Company. At our 2020 annual meeting, shareholders approved our executive compensation program on an advisory basis with approximately 92% of votes cast in favor of the proposal, which we believe demonstrates strong shareholder support of our compensation program and practices.
The Board is committed to continuing its long-standing practice of soliciting feedback to incorporate shareholder perspectives into our pay program. Our proactive engagement has informed other changes to our compensation program in recent years, including the following:
In fiscal year 2020, the Compensation Committee:
▪	Re-established a 200 percent cap on maximum PSU payout opportunity; and
▪	Enhanced transparency regarding compensation decisions related to the COVID-19 pandemic.
In fiscal year 2019, the Compensation Committee:
▪	Committed to offering sign-on awards that are substantially performance-based in the future, absent unusual circumstances;
▪
Enhanced transparency of the compensation program and disclosed incentive plan targets which were consistent with the Board-approved annual operating plan and the 2019 financial outlook provided externally; and

▪
Added charts and graphs and improved compensation committee decision-making process disclosure, including the process behind setting total direct compensation levels, STI and LTI payout opportunities, metric selection rationales, and target goals.

Our engagement program has provided the Board with valuable insights into our shareholders’ perspectives on our executive compensation program and other matters of importance to them. We intend to continue engaging with our shareholders and reviewing our compensation and governance practices in the future.
Compensation Discussion and Analysis | Engagement With Our Shareholders | H&R Block 2021 Proxy Statement 26

EXECUTIVE COMPENSATION PRACTICES
The Compensation Committee regularly reviews best practices in executive compensation and governance and revises our policies and practices when appropriate. The table below highlights our current compensation practices, that we believe demonstrate alignment with our shareholders’ long-term interests as well as legal and regulatory developments and corporate governance trends.
What We Do	What We Don’t Do

✔ Tie pay to performance.
✔ Engage in a rigorous target-setting process.
✔ Mitigate undue risk through substantial emphasis
on long-term equity incentives, caps on potential
payments, and clawback provisions.
✔ Provide modest post-termination benefits and
double-trigger change in control severance
payment provisions.
✔ Require double-trigger vesting of equity awards in
the event of a change in control.
✔ Provide only minimal perquisites in our ongoing
compensation program that we believe have a
sound benefit to the Company.
✔ Have rigorous stock ownership and retention
guidelines for our executives.
✔ Impose minimum vesting periods for all
executives’ equity awards.
✔ Use of an independent compensation consultant
by the Compensation Committee.

✘ No executive employment contracts except for with
Mr. Jones, our CEO.
✘ No excise tax gross-ups.
✘ No individual change in control agreements, except
for certain double-trigger provisions in Mr. Jones’s
employment agreement.
✘ No dividends on any unvested equity awards;
dividend equivalents accrue and are payable only
upon vesting of the underlying award.
✘ Expressly prohibit hedging, pledging and the use of
margin accounts related to our stock.
✘ Expressly prohibit the repricing of stock options and
stock appreciation rights without shareholder
approval.
✘ Do not allow cash buyouts for stock options or stock
appreciation rights with zero intrinsic value.

Executive Compensation Determination Process
The Compensation Committee holistically considers a variety of factors when making decisions regarding the recruitment, retention and motivation of our executives. These factors, as they relate to setting target executive compensation opportunities, include:
▪	The NEO’s experience, knowledge, skills, level of responsibility, and potential to influence our performance and future success;
▪	The NEO’s compensation history;
▪	Our financial performance and the NEO’s performance (if applicable) in the prior year;
▪	Internal parity and the value and importance of the position to the Company and its achievement of its strategy;
▪	The business environment in which we operate, the current economic climate, and market factors relevant to our business and our strategy;
▪	The NEO’s role and scope of responsibilities relative to comparable positions in the Peer Group (as defined below) and survey data;
▪	NEO compensation from our Peer Group companies; and
▪	Corporate governance and regulatory factors related to executive compensation.
The Compensation Committee annually reviews tally sheets of all components of our compensation program for each of our NEOs. As a part of this process, the Compensation Committee also reviews the total value of each executive’s stock-denominated compensation and the potential termination costs for each of our NEOs.
Based on this information and with the input of the Committee’s independent compensation consultant, the Compensation Committee members analyze each NEO’s target total direct compensation, and set it at a level that is reasonable and competitive, and that appropriately balances the objectives of our compensation program.
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FISCAL YEAR 2021 EXECUTIVE COMPENSATION PROGRAM SUMMARY
Key elements of our fiscal year 2021 NEO compensation program are summarized below. Pay is based on the Company’s performance against specific pre-established annual and multi-year financial, operational, and strategic performance goals, and the Company’s total return to shareholders over time.
	Component	Purpose	Characteristics
Fixed	Base Salary	Compensates for scope and level of responsibility, experience, and sustained individual performance.	Fixed component; any increases are merit-driven and based on the executive’s individual performance and Peer Group data.
Performance-Based	STI	Motivates and rewards achievement of pre-established annual financial, operational, and strategic performance objectives.	Performance-based cash opportunity tied directly to our business plan; actual payouts vary based on achievement of specific performance objectives.
	LTI (PSUs and MSUs)	Motivates and rewards achievement of multi-year performance objectives that enhance shareholder value.	Performance-based equity opportunity; amounts realized will vary based on actual financial results and stock price over a three-year period.
Retentive Stock Awards	RSUs	Creates a balanced long-term incentive program, helping to manage equity utilization while aligning to market practice.	Time-based, three-year ratable vesting provides meaningful retentive value; improved stock price performance enhances overall value of awards.
Other	Retirement, Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement upon retirement, death, or disability.	Generally the same as those available to all employees, including benefits under a group health plan, a group life insurance program, and a 401(k) plan with Company matching.
	Perquisites	Provides modest benefits that promote health, safety, and work-life balance.	An immaterial component of our ongoing executive compensation program.
FISCAL YEAR 2021 COMPENSATION PROGRAM
Base Salary
The Compensation Committee establishes base salaries based on the factors described above under “Executive Compensation Determination Process” and below under “Compensation Benchmarking”. Annual merit increases for our NEOs, other than the CEO, are based on evaluation of performance by the CEO and the Compensation Committee, the Company’s performance and outlook for the upcoming fiscal year, and NEO compensation data from our Peer Group companies.
For fiscal year 2021, base salaries for our NEOs were as follows:
Officers	Annual Base Salary ($)	% Increase from Fiscal Year 2020
Jeffrey J. Jones II	$995,000	0.0%
Tony G. Bowen	$600,000	0.0%
Thomas A. Gerke	$600,000	0.0%
Karen A. Orosco	$550,000	0.0%
Kellie J. Logerwell	$260,000	0.0%
Compensation Discussion and Analysis | Fiscal Year 2021 Executive Compensation Program Summary | H&R Block 2021 Proxy Statement 28

As described above, as a part of expense management initiatives in response to the COVID-19 pandemic and the extended tax season, all NEO annual base salaries remained unchanged from fiscal year 2020.
Short-Term Incentive Compensation
Overview
Our executive STI compensation is designed to compensate executives primarily for achieving pre-established performance objectives that relate to our fiscal year business plan, which typically includes a completed tax season. STI compensation is provided under our shareholder-approved Executive Performance Plan. Under the Executive Performance Plan, the Compensation Committee may exercise discretion to modify the actual amounts to be paid to each executive, if any, based on subjective determinations or performance against additional objective performance metrics. Performance criteria and objectives may be adjusted, as necessary, to prevent reduction or enlargement of an award as a result of extraordinary events generally outside the executives’ control.
Target Awards
STI target opportunities for our NEOs are intended to place a significant portion of our NEOs’ annual cash compensation at risk and to provide competitive total cash compensation opportunities. STI payouts can range from 0% to 200% of each NEO’s target STI opportunity, based on performance against pre-established metrics and payout curves.
Each year, the Compensation Committee approves a target opportunity for STI compensation for each NEO that is a percentage of base salary. The target opportunities applicable to our NEOs for fiscal year 2021 are shown in the table below. All NEO STI target opportunities were unchanged from fiscal year 2020.
Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)
Jeffrey J. Jones II	125%	$1,243,750
Tony G. Bowen	90%	$540,000
Thomas A. Gerke	80%	$480,000
Karen A. Orosco	90%	$495,000
Kellie J. Logerwell	50%	$130,000
Due to the extension of the 2020 tax season until July 15, 2020, the Board delayed approval of the Company’s 2021 annual operating plan from early June 2020 until final results from the extended tax season and the first quarter of fiscal year 2021 were known. The Compensation Committee examined the threshold, target, and maximum levels for each performance metric, with the goal of establishing target levels with an appropriate level of difficulty considering the industry and competitive environment and the Company’s strategic priorities and operating plan for the fiscal year. In addition, in setting the levels for each performance metric, the Compensation Committee considered the Board’s review and approval of our fiscal year 2021 operating plan, the Company’s 2021 financial outlook, and our enterprise strategy, and assumed the completion of a full tax season within the fiscal year. The target goals for fiscal year 2021 for Revenue and Pre-Tax Earnings were set at levels that exceeded fiscal year 2020 actual performance in order to motivate strong management performance. Target goals also accounted for the prior year adjustment under the 2020 STI Plan, in which results from tax season 2020 attributable to the extended tax season (but earned in the first quarter of our 2021 fiscal year) were included in the calculation of certain metrics under the 2020 STI Plan. This was done to ensure executives were not rewarded for the same performance twice.
The Compensation Committee set the threshold amount each executive could earn on each metric at 50% of target, an increase from the 25% of target used in prior fiscal years. The Compensation Committee selected 50% as threshold because it is more consistent with standard market practice and to create better alignment in performance and payout based on the narrow performance range between threshold and target. Failure to achieve the threshold funding performance target would result in no payout with respect to the applicable metric.
In November 2020, the Compensation Committee approved the fiscal year 2021 STI performance objectives applicable to our executives (the same metrics as were employed in fiscal year 2020) that are summarized in the graphic below. The
Compensation Discussion and Analysis | Fiscal Year 2021 Compensation Program | H&R Block 2021 Proxy Statement 29

Compensation Committee believed that the levels set for the performance metrics, at the time when they were set, appropriately incentivized our executives to meet the Company’s Board-approved fiscal year 2021 operating plan and execute on our enterprise strategy by providing realistically achievable metrics, while ensuring that such metrics were sufficiently challenging.
Target vs. Actual STI Awards
The following formula is used to calculate the payout awarded for fiscal year 2021 STI compensation:

As described above, as a result of the continuing impacts of the COVID-19 pandemic, the U.S. Department of the Treasury and the IRS extended the federal tax filing deadline for individual 2020 tax returns from April 15, 2021 to May 17, 2021, and substantially all U.S. states with an April 15 individual state income tax filing requirement extended their respective deadlines. This extended the 2021 tax season, shifting some of our revenue and tax returns which would normally have been received in fiscal year 2021, into May 2021. As a result, the extended deadline created challenges to the Company's historical approach to performance-based compensation, which assumed a full tax season in each fiscal year for goal setting purposes and for evaluation of the Company’s performance against those goals.
As described above, pursuant to the Executive Performance Plan and the pre-established 2021 STI Plan, performance criteria and objectives in the 2021 STI Plan are subject to adjustment due to certain extraordinary events outside of the executives’ control. Such events include, among other things, changes in applicable tax laws, and unusual, extraordinary or nonrecurring events. In addition, the Compensation Committee specifically retained authority to make adjustments due to certain specified items, including a continuance or resurgence of COVID-19 and/or extensions of tax payment or filing deadlines.
As such, consistent with the original intent of the program, the Compensation Committee calculated the Company’s fiscal year 2021 performance results by including the results from tax season 2021 attributable to the extended tax season (but earned in May 2021) in the calculation of the Company’s performance for purposes of the performance metrics under the 2021 STI Plan. May results were normalized, in order to consider the impacts of the extended tax season, but without including May results not related to the extension. However, no other adjustments were made to account for the impacts of the COVID-19 pandemic. This approach was generally consistent with the Compensation Committee's approach for fiscal year 2020, in which the Company included results from tax season 2020 attributable to the extended tax season (but earned in the first quarter of our 2021 fiscal year) in the calculation of certain metrics under the 2020 STI Plan. The Compensation Committee believed that this was the best approach in addressing the challenges associated with the extended tax season, as it better aligned pay-for-performance with respect to each individual tax season, consistent with the Company's historical approach and the original intent of the 2021 STI Plan.
Compensation Discussion and Analysis | Fiscal Year 2021 Compensation Program | H&R Block 2021 Proxy Statement 30

As a result, each of our NEOs received fiscal year 2021 STI compensation of 185.3% of the NEO’s respective target opportunity. The Company’s results for each performance metric were as follows:

Note:	The criteria, objectives, and results in this table are disclosed in the limited context of our executive compensation program and should not be deemed to apply in other contexts.
(1)
Pre-Tax Earnings from Continuing Operations includes consolidated net earnings for fiscal year 2021 attributable to continuing operations before the deduction of income taxes (in millions). Unlike in fiscal year 2020, because the tax season was extended only to May 17, 2021 (as compared to July 15, 2020), the Company and the Compensation Committee had sufficient time following the completion of the extended tax season to calculate the Pre-Tax Earnings from Continuing Operations results.

(2)
Market share is calculated as H&R Block U.S. returns e-filed in the respective tax season (January through the relevant deadline), divided by the number of total number of e-filed returns reported by the Internal Revenue Service for that period.

The table below shows each NEO’s target opportunity and actual amount earned under our fiscal year 2021 STI program:
Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)	Actual Award ($)
Jeffrey J. Jones II	125%	$1,243,750	$2,304,669
Tony G. Bowen	90%	$540,000	$1,000,620
Thomas A. Gerke	80%	$480,000	$889,440
Karen A. Orosco	90%	$495,000	$917,235
Kellie J. Logerwell	50%	$130,000	$240,890
Long-Term Incentive Compensation
Overview
We believe that a significant portion of each NEO’s compensation should depend on the amount of long-term value we create for our shareholders. Our LTI compensation is equity-based and is designed to support multiple objectives, including:
▪	aligning management’s interests with those of our shareholders,
▪	tying compensation to the attainment of long-term financial and operating goals and strategic objectives to drive long-term value creation,
▪	ensuring that realized compensation reflects changes in shareholder value over the long term, and
▪	recruiting, retaining, and motivating highly skilled executives.
Compensation Discussion and Analysis | Fiscal Year 2021 Compensation Program | H&R Block 2021 Proxy Statement 31

Generally, the Company awards equity-based compensation on an annual basis within ninety days of the beginning of each fiscal year. From time to time, the Company also awards equity-based compensation as part of an employment offer or promotion or, in certain limited instances, as a special award.
Fiscal Year 2021 Performance-Based LTI
 For fiscal year 2021, our NEOs received a mix of equity-based incentive awards as shown in the chart, each of which is explained below.

 At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout for PSUs and MSUs, as well as the resulting final number of units earned by each executive. There are no dividends paid on outstanding LTI during the vesting period, but dividend equivalents accumulate and are paid to the extent the award ultimately vests. Unvested units do not carry voting rights.

Performance Share Units
▪	PSUs establish a clear connection between NEOs’ compensation and the achievement of goals that are important for long-term value creation.
▪
The PSUs granted in fiscal year 2021 give a participating NEO the opportunity to earn an initial payout, ranging from 0% to 200% of target, based upon the Company’s performance against a pre-established performance metric. This initial payout is then modified based on the Company’s TSR over the performance period relative to the S&P 500 index.

For PSUs granted in fiscal year 2021:
▪	Performance is measured over a three-year period beginning on May 1, 2020 and ending on April 30, 2023.
▪	The pre-established performance metric is set levels of year-over-year growth in EBITDA from continuing operations (“Annual EBITDA Growth”) for each of the three years of the performance period.
○	The calculated payout percentages for each of the three individual years are averaged to determine the number of PSUs that ultimately vest.
○	The Compensation Committee selected EBITDA Growth as the performance metric, because it believes EBITDA from continuing operations is a driver of sustained value creation over the longer term.
▪	The initial payout is then modified based on the Company’s TSR over the performance period relative to the S&P 500 index, as follows, but capped at 200%:

The specific performance goals for PSUs are not disclosed at this time given their competitive sensitivity, but will be disclosed upon completion of the performance period in future proxy statements.
Compensation Discussion and Analysis | Fiscal Year 2021 Compensation Program | H&R Block 2021 Proxy Statement 32

The following formula is used to calculate the final number of earned PSUs, subject to the overall 200% cap:

Executives are required to hold at least 50% of the gross shares earned upon vesting of the PSUs for a period of one year after the vesting date. In addition, vested equity is subject to stock ownership guidelines that may extend the one-year period if the guidelines have not yet been met.
Market Stock Units
▪	MSUs tie the compensation of our NEOs directly to changes in stock price.
▪
If certain pre-established performance thresholds are met, the MSUs granted in fiscal year 2021 give an NEO the opportunity to earn a payout between 50% and 200% of target, based upon the change in the Company’s stock price.

For MSUs granted in fiscal year 2021:
▪	Performance is measured over a three-year performance period beginning on May 1, 2020 and ending on April 30, 2023, with the cumulative results for that period determining vesting.
▪	The vesting of MSUs is subject to two thresholds, both of which must be satisfied for any payout to occur:
○	First, the Ending Date Price must be greater than or equal to 50% of the Grant Date Price
▪
“Ending Date Price” is the average of the Company’s stock price for the five consecutive trading days beginning on the date the Company’s Annual Report on Form 10-K is filed with the SEC for the last fiscal year within the performance period

▪	“Grant Date Price” is the Company’s stock price for the five consecutive trading days ending on the grant date
○	Second, the Company’s average return on invested capital (“ROIC”) must be greater than or equal to 14%
▪	“ROIC,” as defined in the award agreement, is calculated over the three-year performance period
▪	The Compensation Committee selected ROIC as it believes the investment community considers this metric to be an effective measure of capital efficiency
▪	Failure to attain either of these thresholds results in forfeiture of the entire MSU award.
▪	If the performance thresholds are met, the number of MSUs earned is calculated based on the ratio of the average of the Grant Date Price and the Ending Date Price.
Compensation Discussion and Analysis | Fiscal Year 2021 Compensation Program | H&R Block 2021 Proxy Statement 33

The following formula is used to calculate the final number of earned MSUs, assuming the initial thresholds are met:

Restricted Share Units
▪	RSUs link our NEOs’ compensation with shareholders’ interests as their value fluctuates with fluctuations in our stock price.
▪	The RSUs granted in fiscal year 2021 vest ratably over three years, providing a retention incentive for NEOs.
Fiscal Year 2021 LTI Vesting Provisions
PSUs and MSUs generally vest on the third anniversary of the grant date. RSUs generally vest in one-third annual increments beginning on the first anniversary of the grant date. However, certain special grants may have a different vesting schedule. Awards may vest upon termination of employment prior to the vesting date under certain circumstances, as described below under “Termination of Employment, Severance, and Transition Arrangements.”
Fiscal Year 2021 LTI Compensation Awards
For fiscal year 2021, the Company awarded our NEOs PSUs, MSUs, and RSUs in the amounts shown below. The fiscal year 2021 PSUs and MSUs are performance-based and will vest on June 30, 2023 and the fiscal year 2021 RSUs vest in one-third annual increments beginning on June 30, 2021. All NEO LTI target opportunities remained unchanged from fiscal year 2020.
Officers	Award Value ($)(1)	PSUs (#)(1)	MSUs (#)(1)	RSUs (#)(1)
Jeffrey J. Jones II	$5,500,000	189,264	98,215	77,031
Tony G. Bowen	$1,300,000	44,736	23,215	18,208
Thomas A. Gerke	$1,100,000	37,853	19,643	15,407
Karen A. Orosco	$1,100,000	37,853	19,643	15,407
Kellie J. Logerwell	$250,000	8,603	4,465	3,502
(1)
Represents the value of our annual LTI compensation program awards, which are subject to rounding. These award values are converted into: (i) the number of PSUs and MSUs based on the Monte Carlo valuation model as of the grant date and (ii) the number of RSUs based on the closing price of one share of common stock on the grant date. The number of PSUs, MSUs, or RSUs resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718.

VESTING AND PERFORMANCE-BASED PAYOUTS OF FISCAL YEAR 2019 PSUS AND MSUS
Our executives, including our NEOs, received PSUs and MSUs in fiscal year 2019. Performance for these PSUs and MSUs was based on a three-year period beginning on May 1, 2018 and ending on April 30, 2021. Performance was certified, and the overall payout was approved, by the Compensation Committee in July 2021.
Fiscal Year 2019 PSUs
Under the terms of the award agreements for fiscal year 2019 PSUs, a participating executive had the opportunity to earn an initial payout based upon the Company’s performance against pre-established EBITDA performance. The Committee selected a set level of EBITDA from continuing operations for fiscal year 2019, with the target set at the level provided in the fiscal year 2019 operational plan approved by the Board, followed by two years of EBITDA growth. A 150% cap was placed on fiscal year 2019 performance, with a 200% cap for performance in fiscal years 2020 and 2021.
Compensation Discussion and Analysis | Vesting and Performance-Based Payouts of Fiscal Year 2019 PSUs and MSUs | H&R Block 2021 Proxy Statement 34

The result for each year was averaged over the three-year period to determine the initial payout (the “EBITDA Percentage”). This initial payout was then modified based on the Company’s TSR relative to the S&P 500 index over the performance period. The TSR modifier could increase or decrease the payout by up to 25% of the initial payout amount. However, notwithstanding the result of that calculation, the maximum earned amount was capped at 200%.
Based on the Company’s results relative to the preset thresholds, targets, and maximums, the Compensation Committee approved the following results and applicable EBITDA performance:

(1)	150% cap was placed on fiscal year 2019 performance.
(2)	EBITDA from Continuing Operations is defined as earnings of the Company from continuing operations excluding interest expense, taxes, depreciation and amortization.
(3)	EBITDA Annual Growth means the year-over-year percentage change in EBITDA from Continuing Operations from one fiscal year to the immediately subsequent fiscal year in the Performance Period.
The Compensation Committee then applied a TSR modifier of 84.9% based on the Company’s TSR over the performance period. Based on the performance percentage and the TSR modifier, our NEOs received 86.1% of the PSUs they were initially granted, as well as additional shares of common stock representing dividend equivalents accrued on the number of shares that ultimately vested. The table below shows the target-level opportunity and actual award with respect to the PSUs granted to each of our NEOs in fiscal year 2019:
Officers	PSUs Outstanding (#)(1)		EBITDA Percentage		TSR Modifier		Actual Shares Received (#)(2)
Jeffrey J. Jones II	139,352.1	x	101.4%	x	84.9%	=	119,983
Tony G. Bowen	25,337.8	x	101.4%	x	84.9%	=	21,816
Thomas A. Gerke	27,871.4	x	101.4%	x	84.9%	=	23,998
Karen A. Orosco	22,803.1	x	101.4%	x	84.9%	=	19,634
Kellie J. Logerwell	6,335.0	x	101.4%	x	84.9%	=	5,455
(1)
The number of PSUs outstanding includes dividend equivalents accrued on the number of PSUs granted in fiscal year 2019. The PSUs outstanding, EBITDA Percentage, and TSR Modifier are rounded to the nearest tenth.

(2)
The amount of shares actually received by the NEOs includes additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation, and are rounded up to the next whole share.

As described above, the mandatory post-vesting holding requirement requires that the executive hold at least 50% of the gross shares earned upon vesting of the PSUs for a period of one year after the vesting date.
Compensation Discussion and Analysis | Vesting and Performance-Based Payouts of Fiscal Year 2019 PSUs and MSUs | H&R Block 2021 Proxy Statement 35

Fiscal Year 2019 MSUs
Under the terms of the award agreements for MSUs granted in fiscal year 2019, if certain performance thresholds described below were met, a participating executive had the opportunity to earn a payout between 50% and 200% of the executive’s target number of MSUs based on the difference between the Grant Date Price and the Ending Date Price. The grant date for the fiscal year 2019 MSUs was June 30, 2018.
The vesting of MSUs was subject to two thresholds, both of which must have been satisfied for any payout to occur.
▪	First, the 2019 MSU Ending Date Price must have been greater than or equal to 50% of the 2019 MSU Grant Date Price.
▪	Second, the Company’s average ROIC during the three-year performance period, as defined in the award agreement, must have been greater than or equal to 14%.
Based on the Company’s results, the Compensation Committee certified that both thresholds were achieved and approved a performance percentage of 105.3%, representing an MSU Ending Date Price of $23.97 divided by the MSU Grant Date Price of $22.77. As a result, our NEOs received 105.3% of the MSUs they were initially granted, plus dividend equivalents accrued on the number of shares that ultimately vested.
The table below shows the target-level opportunities and actual awards under our fiscal year 2019 MSU program for our NEOs:
Officers	MSUs Outstanding (#)(1)		Performance Percentage		Actual Shares Received (#)
Jeffrey J. Jones II	72,360.0	x	105.3%	=	76,174
Tony G. Bowen	13,157.1	x	105.3%	=	13,851
Thomas A. Gerke	14,472.5	x	105.3%	=	15,236
Karen A. Orosco	11,841.7	x	105.3%	=	12,466
Kellie J. Logerwell	3,290.1	x	105.3%	=	3,464
(1)
The number of MSUs outstanding includes dividend equivalents accrued on the number of MSUs granted in fiscal year 2019. The MSUs outstanding and Performance Percentage are rounded to the nearest tenth.

FISCAL YEAR 2022 COMPENSATION PROGRAM
Compensation Redesign
During fiscal year 2021, the Compensation Committee, with the assistance of CAP, its new independent compensation consultant, undertook a comprehensive redesign of our executive compensation program, in order to better align our compensation practices with our new Block Horizons 2025 strategy. As a result of that review, which included CAP conducting interviews of Compensation Committee members and members of management and considering market analyses, the Compensation Committee approved the fiscal year 2022 executive compensation program described below.
NEO Compensation Levels and Impact of Change in Fiscal Year
In June 2021, the Compensation Committee approved the total target direct compensation (“TTDC”) for fiscal year 2022 shown in the table below.
Officers	Annual Base Salary ($)	STI Target ($)	LTI Target ($)	TTDC ($)	TTDC % Increase from Fiscal Year 2021
Jeffrey J. Jones II	$995,000	$1,243,750	$5,500,000	$7,738,750	0.0%
Tony G. Bowen	$618,000	$556,200	$1,600,000	$2,474,200	13.7%
Thomas A. Gerke	$600,000	$480,000	$1,100,000	$2,180,000	0.0%
Karen A. Orosco	$600,000	$540,000	$1,300,000	$2,440,000	13.8%
Kellie J. Logerwell	$270,000	$135,000	$260,000	$665,000	3.9%
Compensation Discussion and Analysis | Fiscal Year 2022 Compensation Program | H&R Block 2021 Proxy Statement 36

The TTDC increase for Mr. Bowen is intended to recognize his contributions to the Company’s performance in fiscal year 2021 and the critical role he plays in the Company’s Block Horizons 2025 strategy. The TTDC increase for Ms. Orosco is intended to recognize her promotion in June 2021 to President, Global Consumer Tax and Service Delivery, which resulted in a substantial increase in scope and responsibility, as well as her leadership through two challenging tax seasons, contributing to the Company’s fiscal year 2021 performance. The increases for Mr. Bowen and Ms. Orosco also take into account market data for comparable positions within our Peer Group. The TTDC increase for Ms. Logerwell is intended to recognize her performance during fiscal year 2021, including her leadership in implementing the Company’s fiscal year end change.
To account for the fiscal year end change and to compensate our NEOs for the two-month transition period (May and June 2021), the Compensation Committee applied a 14/12 proration to the executives’ individual fiscal year 2022 STI and LTI target award opportunities. This proration will be applied for fiscal year 2022 only, with target amounts reverting to the standard values in fiscal year 2023. Therefore, final STI and LTI target amounts for our NEOs is as follows:
Officers	STI Prorated Target ($)	LTI Prorated Target ($)
Jeffrey J. Jones II	1,451,042	6,416,667
Tony G. Bowen	648,900	1,866,667
Thomas A. Gerke	560,000	1,283,333
Karen A. Orosco	630,000	1,516,667
Kellie J. Logerwell	157,500	303,333
Performance for the fiscal year 2022 STI plan will be based on results for our new fiscal year, the period from July 1, 2021 to June 30, 2022, and the performance period for fiscal year 2022 PSUs will be based on the three-year period from July 1, 2021 to June 30, 2024. Measurement of performance for the outstanding PSUs and MSUs awarded in prior fiscal years will continue to be based on our prior fiscal year period (May 1 to April 30).
STI Plan Design
As a part of the compensation redesign discussed above, in June 2021 the Compensation Committee approved the following STI plan design for fiscal year 2022:
▪	Retains Revenue from Continuing Operations and Pre-Tax Earnings from Continuing Operations metrics used in prior years.
▪	Replaces prior Market Share metric with a pre-established cost savings metric tied to our new Block Horizons 2025 strategy.
▪
Incorporates an individual modifier that can adjust the funded payout +/- 25% in order to motivate strong individual performance and tie each executive’s pay to individual execution on the Block Horizons strategy.

▪	Maintains our fiscal year 2021 approach to threshold and maximum performance; total payout cannot exceed 200% of target.
This approach maintains the balance between the top- and bottom-line metrics while also reinforcing an alignment with the Company’s new strategy and recognizing individual accomplishments that may also contribute to Block Horizons 2025 success. The specific goals for each metric are not disclosed at this time given their competitive sensitivity, but will be disclosed upon completion of the performance period in the Compensation Discussion and Analysis section of next year’s proxy statement.
Compensation Discussion and Analysis | Fiscal Year 2022 Compensation Program | H&R Block 2021 Proxy Statement 37

LTI Plan Design
As a part of the Compensation redesign, the Compensation Committee also approved the following key design elements for fiscal year 2022 awards:

Equity Mix

- The fiscal year 2022 equity mix will consist of 65% PSUs and 35% RSUs.
- The Compensation Committee believes that shifting to PSUs (versus PSUs and MSUs in prior years) as the sole performance-based vehicle simplifies the program, is aligned with broader market norms, and shifts greater focus on Company financial results that are reflective of the longer-term Block Horizons objectives, while maintaining an emphasis on relative stock price performance from the TSR modifier.

Performance Metrics

- The pre-established performance metric changed from year-over-year EBITDA growth to three-year cumulative EBITDA from Continuing Operations.
- The Committee continues to believe that EBITDA from continuing operations is a driver of sustained value creation over the longer term and shifting to a cumulative three-year goal enhances executive focus on long term value and reduces the impact of one-year fluctuations on payouts.

Performance Curve

- The PSU payout curve was previously curvilinear with threshold payouts starting at 0% of target.
- Under the new design, threshold performance now results in a payment of 50% of target with a straight-line interpolation from threshold to maximum.
- These changes align better to market practices while creating greater alignment between pay and performance.

TSR Modifier

- Relative TSR will continue to be a used as a modifier for the PSU awards, with adjustments +/- 25% based on TSR results.
- The comparator group for relative TSR will now be the S&P MidCap 400, given the Company's inclusion in that index.

Award Terms

- Payment structures, vesting schedules, and other terms and conditions of the fiscal year 2022 PSUs and RSUs are substantially similar to those of the fiscal year 2021 PSUs and RSUs.

The fiscal year 2022 award agreements are filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021. The grant date for these fiscal year 2022 awards, and annual LTI awards going forward, will be August 31, to align with the Company’s new fiscal year. The specific levels of EBITDA from Continuing Operations are not disclosed at this time given their competitive sensitivity, but will be disclosed upon completion of the performance period.
Mr. Gerke’s fiscal year 2022 equity-based compensation awards contain the same modified vesting provisions as his fiscal year 2021 equity-based awards, as described below under “Termination of Employment Provisions in LTI Award Agreements.”
OTHER BENEFITS
The Company provides certain benefits to all full-time employees, including employer matching contributions to our qualified retirement plan, an employee stock purchase plan that permits purchases of our common stock at a discount, life insurance, health and welfare benefit programs, and the opportunity to use our tax preparation services for no charge. Benefits for executives generally are the same as benefits for all other full-time employees, except that NEOs and certain key employees may participate in our executive group life insurance program and our deferred compensation plan and are entitled to certain relocation benefits as described below. Mr. Jones is also permitted certain minimal personal use of the Company’s fractional share of a private aircraft as described below. We have structured our executive benefit program to be consistent with our philosophy of emphasizing performance-based elements in our executive compensation program. Perquisites represent an immaterial element of our ongoing executive compensation program.
The Company offers a group life insurance program to executives that provides death benefits up to three times the participating executive’s annual base salary. The death benefits are payable to beneficiaries designated by the participating executive.
Our deferred compensation plan is designed to assist our executives in building retirement savings by offering participants the opportunity to defer their receipt of base salary and STI compensation.
Compensation Discussion and Analysis | Other Benefits | H&R Block 2021 Proxy Statement 38

The Company also provides relocation benefits to eligible employees under our Executive Homeowner Relocation Policy. These relocation benefits generally cover certain common relocation expenses and are subject to a clawback requirement.
Corporate Jet Usage
The Company leases a fractional share of a private aircraft to allow employees to safely and efficiently travel for business purposes given our large distributed retail footprint and franchise operations in many locations not accessible by commercial airlines. The corporate aircraft allows our executives to be far more productive than commercial flights given that the corporate aircraft provides a confidential, safe, and productive environment in which to conduct business. Beginning in fiscal year 2021, the Compensation Committee approved Mr. Jones’s usage of the private aircraft for personal travel up to a specified maximum per fiscal year. For fiscal year 2021, the Committee approved a maximum of 30 hours for personal travel. The Committee approved this usage taking into consideration health concerns due to the ongoing COVID-19 pandemic, concerns over Mr. Jones’s personal safety, and efficiency, and to increase Mr. Jones’s time available for business purposes. No tax gross-up is provided to Mr. Jones on this benefit.
COMPENSATION BENCHMARKING
We benchmark our executive compensation practices relative to publicly-disclosed information for a defined group of peer companies, which for fiscal year 2021 is set forth below (the “Peer Group”). We also review compensation data from multiple survey sources, reflective of general industry pay levels for companies of relevant size based on total revenue, as compared to each of the NEOs. For fiscal year 2021, these survey sources were the Aon Hewitt Total Compensation Measurement Executive Survey and the Willis Towers Watson CDB General Industry Executive Compensation Survey. The Compensation Committee reviews summary survey and Peer Group data to confirm that the market references we use are appropriate for our business and the industries in which we compete for executive talent.
With the input of its independent compensation consultant, the Compensation Committee reviews the Peer Group annually and revises it as circumstances warrant. We endeavor to identify companies that are comparable to or competitive with our core businesses, including tax and professional products and services, that have similar strategic plans or outlook, or that are comparable on a variety of relevant metrics. As a result of the Compensation Committee’s annual review in March of 2020, with input from its independent compensation consultant, the Compensation Committee made adjustments to the Peer Group companies used for benchmarking fiscal year 2021 pay determinations to better align from a size perspective and with the Company’s strategic goals of high growth and a technology focus. The following shows these changes, and the Peer Group considered by the Compensation Committee in benchmarking fiscal year 2021 compensation:

The Compensation Committee conducted its annual review of Peer Group companies to be referenced in setting fiscal year 2022 compensation in March of 2021. With input from its independent compensation consultant, the Committee determined that no changes were necessary for fiscal year 2022.
Compensation Discussion and Analysis | Compensation Benchmarking | H&R Block 2021 Proxy Statement 39

ROLES OF THE INDEPENDENT COMPENSATION CONSULTANT, MANAGEMENT, AND THE BOARD IN EXECUTIVE COMPENSATION
Use of External Consultant
The Compensation Committee previously retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its external, independent compensation consultant for a portion of fiscal year 2021 and prior. In September 2020, the Compensation Committee retained CAP as its external, independent compensation consultant and CAP has served in that capacity since that time.
The Compensation Committee’s independent compensation consultant reports directly to the Committee and the Committee may replace the consultant or hire additional consultants at any time. The independent compensation consultant advises the Compensation Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the selection of our Peer Group, our pay positioning relative to the market, the mix of pay, incentive plan design, and other executive employment matters, and provides its advice based in part on prevailing and emerging market practices, as well as our specific business context. The Compensation Committee retains sole authority to hire its compensation consultants, approve fees, determine the nature and scope of services, evaluate performance, and terminate engagement. The Compensation Committee believes that external compensation consultants for the Compensation Committee should be independent and serve the Compensation Committee exclusively, and should not perform any other services for the Company at any time. Neither FW Cook nor CAP performs any other services for the Company.
In accordance with the requirements of applicable SEC rules and NYSE listing standards, the Compensation Committee reviewed the independence of both FW Cook and CAP and determined that each meets the independence criteria established under such rules and listing standards.
Executive Evaluation Process
The Compensation Committee generally reviews our CEO’s performance each year against pre-established financial, operational, strategic, and individual objectives. Our CEO is responsible for sharing with the Compensation Committee his current year accomplishments in light of current year objectives, as well as proposed objectives for the following year. The Committee keeps the independent members of the Board apprised of its activities related to the review and approval of CEO performance and compensation matters and, from time to time, consults with such independent members on matters concerning CEO compensation. Based on its evaluation, the Compensation Committee determines the CEO’s compensation. Following such determination, the Chairman of the Board discusses the Compensation Committee’s evaluation and determinations with the CEO. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance review with the Chairman of the Board and sharing his accomplishments and proposed objectives with the Compensation Committee.
The Compensation Committee consults with the CEO concerning the performance of other NEOs and approves the compensation of such officers, taking into account recommendations of the CEO and input from the Board. Our CEO and Chief People and Culture Officer assist the Compensation Committee in reaching compensation decisions regarding executives other than themselves. In addition, the CEO (with input from other senior executives) develops recommendations for the Committee’s approval regarding performance goals under our STI and LTI compensation programs. Executives do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisors and, in the case of the CEO, making recommendations for the Committee’s approval regarding performance goals under our STI and LTI programs. The Committee reviews the recommendations and approves any changes as it determines in its sole discretion to be in the best interests of the Company and our shareholders.
OTHER EXECUTIVE COMPENSATION PRACTICES AND POLICIES
Compensation “Clawback” Policy and Restrictive Covenants
Our Board has adopted a “clawback” policy set forth in our Governance Guidelines which provides that the Board has the authority to seek reimbursement of performance-based or incentive compensation paid, vested, or awarded to the extent that payout was greater than the amount that would have been paid if calculated based on restated financial results. Mr. Jones’s employment agreement with the Company dated August 21, 2017 (the “Jones Agreement”), the Executive Performance Plan, equity award agreements under the 2018 Plan, and the H&R Block Executive Severance Plan (“Executive Severance Plan”) each include a clawback provision consistent with the terms of the Board’s clawback policy. In addition,
Compensation Discussion and Analysis | Other Executive Compensation Practices and Policies | H&R Block 2021 Proxy Statement 40

beginning in fiscal year 2020, award agreements provide that all unvested awards that would otherwise be subject to pro-rata or full vesting in the event of a termination will be forfeited by the executive if the Compensation Committee determines that the executive engaged in activities that would have been grounds for an involuntary termination for cause.
Our award agreements contain restrictive covenants, including non-competition and non-solicitation provisions, which, if violated, authorize the Company to cancel or rescind the award or seek reimbursement of value received by the individual, consistent with applicable law. In addition, the Executive Severance Plan provides that the Board may recover or require reimbursement of all severance, equity compensation awards (including profits from the sale of Company stock acquired pursuant to such awards), and other payments made to a participant under the Executive Severance Plan if the participant violates the provisions of any confidentiality, non-competition, non-solicitation, or similar agreement or policy.
Stock Ownership Guidelines
We believe that our executives should have a significant financial stake in the Company, and the Company has adopted stock ownership guidelines that define ownership expectations for certain executives covered under the guidelines. Covered executives are expected to attain and retain a level of qualifying shares equal to a multiple of their annual base salaries. In determining whether a covered executive has met the applicable ownership requirement, we include shares owned by such executive directly or indirectly, the after-tax value of vested stock option awards, and share equivalents the executive holds in the Company’s benefit plans (collectively, “Covered Shares”). Unvested equity awards are not included for purposes of determining compliance with the executive’s ownership requirement.
Our stock ownership guidelines provide that, until a covered executive satisfies the applicable holding requirement, the executive is required to retain a specified percentage of any Covered Shares owned as of the date on which the executive becomes subject to the guidelines or acquired thereafter. The covered executives, required ownership levels, and retention percentages under our stock ownership guidelines are as follows:
Covered Executives	Ownership Requirement	Retention Percentage
CEO	6x Base Salary	100%
Senior Executive Team, as designated by the CEO(1)	3x Base Salary	50%
(1)	Includes Messrs. Bowen and Gerke and Ms. Orosco.
Before a covered executive satisfies the applicable ownership requirement, the executive is subject to the retention requirements described above. After the covered executive satisfies the applicable ownership requirement, the executive is no longer subject to the retention requirements, so long as such executive’s ownership of Covered Shares continues to exceed the applicable ownership requirement. Mr. Gerke has met his 3x Base Salary ownership requirement. His ownership calculated pursuant to the guidelines includes the value attributed to unexercised options. However, unexercised options represent only 3% of Mr. Gerke’s shares with the remainder of his ownership stake in wholly owned shares, and he would continue to meet his ownership requirement if the unexercised options were excluded. The other covered executives are progressing toward attaining their applicable ownership requirements. Mr. Bowen and Mses. Orosco and Logerwell have no unexercised stock options. Mr. Jones has unexercised options, but they currently have no after-tax value so are not currently included in his stock ownership calculations. The Compensation Committee annually reviews each covered executive’s progress toward meeting the stock ownership guidelines.
Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities
Our Insider Trading Policy prohibits all directors and employees, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars,” forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize, or offset any decrease in the market value of such securities. The policy also prohibits our employees and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes a prohibition against holding shares of Company stock in a margin account.
TAX IMPLICATIONS
As amended by the Tax Cuts and Jobs Act of 2017, for tax years beginning after December 31, 2017, Section 162(m) of the Internal Revenue Code denies us from taking a federal income tax deduction for annual individual compensation over $1 million paid to our CEO, Chief Financial Officer, and certain other current and former executive officers. Notwithstanding
Compensation Discussion and Analysis | Other Executive Compensation Practices and Policies | H&R Block 2021 Proxy Statement 41

the elimination of the performance-based compensation exception under Section 162(m), the Compensation Committee believes that the primary objective of our compensation programs is to recruit, retain, and motivate highly talented executives and that a significant portion of our NEOs’ compensation should continue to be tied to the Company’s performance. Therefore, the changes to Section 162(m) have not significantly impacted the design of our compensation program to date.
TERMINATION OF EMPLOYMENT, SEVERANCE, AND TRANSITION ARRANGEMENTS
Termination of Employment Provisions in LTI Award Agreements
The award agreements for equity awards granted pursuant to the 2018 Plan provide for vesting of certain awards outstanding for more than a year in the event of a termination of employment under certain circumstances. An executive’s termination of employment prior to a vesting date will have the following impacts on unvested awards:
	PSUs	MSUs	RSUs
Voluntary Termination that is not a Retirement	Forfeit	Forfeit	Forfeit
Termination for Cause	Forfeit	Forfeit	Forfeit
Retirement(1)(2)	Pro-Rata Vesting(3)	Pro-Rata Vesting(3)	Pro-Rata Vesting
Death or Disability(1)	Full Vesting(3)	Full Vesting(3)	Full Vesting
Involuntary Termination without Cause(1)	Pro-Rata Vesting(3)	Pro-Rata Vesting(3)	Forfeit
(1)	Event must occur more than one year following the grant date for pro-rata or full vesting; event within one year of the grant date results in forfeiture.
(2)
Mr. Gerke’s equity-based compensation awards provide that, upon his voluntary retirement at least one year after the grant date the entire equity awards will continue to vest on the stated vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such stated vesting dates.

(3)	For performance-based awards, final vesting is determined based on attainment of applicable performance goals.
In addition, all award agreements provide that all unvested awards that would otherwise be subject to pro-rata or full vesting under the termination scenarios described above will be forfeited by the executive if the Compensation Committee determines that the executive engaged in activities that would have been grounds for an involuntary termination for cause while employed by the Company.
In the event of a change in control, the Compensation Committee may use its discretion to waive the performance goals that apply to performance-based awards. If it does, the units generally will vest based on the executive’s continued employment through the third anniversary of the grant date and the executive will be entitled to receive all or a pro-rata portion of the award in the event of a termination under certain circumstances in connection with or following the change in control. For RSUs, the executive will be entitled to receive full vesting in the event of a termination under certain circumstances (as set forth in the award agreement governing the grant) in connection with a change in control.
Severance Arrangements
The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the recruiting and retention of highly skilled executives by protecting them from the short-term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are modest relative to the market but sufficient to support the above objectives.
Messrs. Bowen and Gerke and Mses. Orosco and Logerwell are participants in the Executive Severance Plan. Under the terms of the Jones Agreement, Mr. Jones would only participate in the Executive Severance Plan if and to the extent that the benefits related to equity awards thereunder exceeded those contained in the Jones Agreement.
Change in Control Provisions
Change in control provisions for our NEOs are set forth in the Executive Severance Plan and the LTI award agreements. The Company provides these “change in control” benefits as a means to recruit and retain talented executives, who could have other job alternatives that may appear more attractive absent these benefits. In addition, by providing financial protection in the event that a transaction results in the loss of employment, the change in control program helps to ensure the independence and objectivity of our executives when reviewing potential transactions and that executives will remain
Compensation Discussion and Analysis | Termination of Employment, Severance, and Transition Arrangements | H&R Block 2021 Proxy Statement 42

focused during periods of uncertainty. All change in control payments under the Executive Severance Plan require both a change in control and the subsequent loss of employment by the NEO (a “double-trigger”).
Change in control provisions for Mr. Jones are set forth in the Jones Agreement, and change in control payments under the Jones Agreement include a double-trigger, as described above.
In addition, the equity award agreements contain provisions accelerating the vesting of equity awards upon certain changes in control and include a double-trigger, as described above. The Company uses this double-trigger equity acceleration policy to protect against the loss of retention power following a change in control and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of a transaction.
The Company has historically avoided the use of excise tax gross-up provisions relating to a change in control and associated “parachute payments” and has no such gross-up obligations in place with respect to any executive officers, including Mr. Jones. Consistent with the Company’s historical practice, in the future we intend to refrain from providing excise tax gross-up provisions relating to a change in control.
These change in control arrangements are not provided exclusively to the NEOs. A larger group of management employees is eligible to receive many of the change in control benefits described in this section.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee approved the Compensation Discussion and Analysis and recommended to the Board of Directors that it be included in the Company’s 2021 Proxy Statement and the Company’s Annual Report on Form 10-K.
COMPENSATION COMMITTEE
Matthew E. Winter, Chair
Sean H. Cohan
Anuradha (Anu) Gupta
Richard A. Johnson
Yolande G. Piazza
Bruce C. Rohde
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The following non-employee directors, each of whom is independent, served on the Compensation Committee of the Board of Directors during the fiscal year ended April 30, 2021: Matthew E. Winter (Chair), Sean H. Cohan (beginning April 1, 2021), Anuradha (Anu) Gupta, Richard A. Johnson, David Baker Lewis (until March 31, 2021), Yolande G. Piazza (beginning September 10, 2020), and Bruce C. Rohde. No director serving on the Compensation Committee during fiscal year 2021 (i) was or was formerly an officer or employee of the Company or any of its subsidiaries or (ii) had any relationships requiring disclosure in this proxy statement. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee.
Compensation Committee Interlocks and Insider Participation | H&R Block 2021 Proxy Statement 43

RISK ASSESSMENT IN COMPENSATION PROGRAMS
With the assistance of its independent compensation consultant, the Compensation Committee has assessed its broad-based and executive compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Committee identified and assessed the risk profile of each performance-based compensation plan. As a part of this assessment, the Committee considered several features we have adopted to mitigate potential risks related to our compensation practices, including:
▪	Utilizing caps on potential payments of cash and equity compensation;
▪
Our LTI vehicles are based on a balanced combination of corporate financial results and absolute and relative stock price performance, which, along with the payout caps and the holding requirement related to PSUs, limit the incentive to take excessive risks that may have a significant impact on the company;

▪
Our strong corporate governance policies, including prohibitions on hedging and pledging of Company stock, clawback polices, stock ownership guidelines, and a stand-alone post-vesting holding period of one year for 50% of gross PSUs earned; and

▪
The overall design of our compensation programs, including our focus on at-risk compensation that is directly tied to the Company’s performance and utilization of a balanced mix of performance measures which avoid placing excessive weight on a single performance measure.

As a result of our analysis, the Compensation Committee believes, and its independent compensation consultant concurs, that our compensation policies and practices do not create inappropriate or unintended material risks to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Risk Assessment in Compensation Programs | H&R Block 2021 Proxy Statement 44

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth for the fiscal year ended April 30, 2021 the compensation paid to or earned by the Company’s named executive officers.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey J. Jones II, President and CEO	2021	997,734	—	5,500,021	—	2,304,669	106,112	8,908,536
	2020	1,000,467	—	5,500,063	—	401,731	18,938	6,921,199
	2019	997,734	—	5,500,027	—	1,317,131	689,128	8,504,020
Tony G. Bowen, Chief Financial Officer	2021	601,649	—	1,300,036	—	1,000,620	16,896	2,919,201
	2020	595,192	—	1,300,068	—	174,420	20,748	2,090,428
	2019	539,973	—	1,000,051	—	465,960	14,489	2,020,473
Thomas A. Gerke, General Counsel and Chief Administrative Officer	2021	601,649	—	1,100,018	—	889,440	14,467	2,605,574
	2020	603,297	—	1,100,038	—	155,040	19,311	1,877,686
	2019	601,648	—	1,100,043	—	508,320	14,689	2,224,700
Karen A. Orosco, Senior Vice President, U.S. Retail	2021	551,511	—	1,100,018	—	917,235	16,416	2,585,180
	2020	540,865	—	1,100,038	—	159,885	20,344	1,821,132
	2019	461,470	—	900,035	—	402,420	14,304	1,778,229
Kellie J. Logerwell, Vice President and Chief Accounting Officer	2021	260,714	—	250,022	—	240,890	15,856	767,482
	2020	259,808	—	250,069	—	41,990	16,136	568,003
	2019	249,038	—	250,044	—	132,375	12,531	643,988
(1)
The amounts shown represent base salary amounts accrued by the Company related to the applicable fiscal year, rather than amounts actually paid to the executives. In addition, any base salary changes take effect following Compensation Committee approval, which generally occurs after the start of the fiscal year. Therefore, these numbers vary somewhat from the annual base salaries disclosed in the Compensation Discussion and Analysis. Each of the NEOs contributed a portion of his or her fiscal year 2021 salary to the Company’s 401(k) savings plan, the H&R Block Retirement Savings Plan (“RSP”).

(2)
This column represents the grant date fair value under ASC 718 for performance share units, market stock units, and restricted share units granted during fiscal year 2021, as well as prior fiscal years (as applicable). Grants were made pursuant to the 2018 Plan. The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2021, as filed with the SEC. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(3)	This column represents amounts awarded and earned under the Company’s STI compensation program, as discussed beginning on page 29.
(4)	In valuing personal benefits, we use the incremental cost to the Company of the benefit. For fiscal year 2021, these figures include the following:
Name	RSP Contribution Matching ($)	Group Life Insurance ($)(a)	Personal Usage of Corporate Aircraft ($)(b)	H&R Block Foundation Matching Contribution ($)(c)	Holiday Gift ($)(d)	Total ($)
Mr. Jones	14,500	1,688	79,924	10,000	—	106,112
Mr. Bowen	14,250	2,430	—	—	216	16,896
Mr. Gerke	14,250	—	—	—	217	14,467
Ms. Orosco	14,250	1,949	—	—	217	16,416
Ms. Logerwell	14,250	1,316	—	—	290	15,856
(a)
Represents the economic value of the death benefit provided by the Company’s group life insurance program. The imputed income reported represents the portion of the premium paid by the Company that is attributable to term life insurance coverage for the executive officer; the program provides only an insurance benefit with no cash compensation element to the executive officer.

(b)
Represents the incremental cost to the Company related to Mr. Jones’s personal use of the Company’s fractional share of a private aircraft (incremental cost includes variable costs incurred as a result of personal flight activity, such as hourly charges for each flight, fuel charges, and miscellaneous fees; it excludes non-variable costs, such as the Company’s monthly management fee and insurance fees). Mr. Jones’s family members or guests accompanied him on certain flights at no incremental cost to the Company.

(c)
Represents the H&R Block Foundation matching amount on behalf of Mr. Jones with respect to his individual contributions to 501(c)(3) organizations. See “Director Compensation” above. The amount includes matching contributions that occurred in the 2020 calendar year and in the 2021 calendar year (all of which were paid within fiscal year 2021); therefore, the amount reported exceeds $5,000.

(d)	Represents de minimis holiday gifts from the Company.
Executive Compensation | Summary Compensation Table | H&R Block 2021 Proxy Statement 45

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our NEOs during the fiscal year ended April 30, 2021.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
Jones
- STI Award(2)	—	—	621,875	1,243,750	2,487,500	—	—	—	—	—	—	—
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	98,215	196,430	77,031	—	—	2,750,015
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	189,264	378,528	—	—	—	2,750,006
Bowen
- STI Award(2)	—	—	270,000	540,000	1,080,000	—	—	—	—	—	—	—
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	23,215	46,430	18,208	—	—	650,022
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	44,736	89,472	—	—	—	650,014
Gerke
- STI Award(2)	—	—	240,000	480,000	960,000	—	—	—	—	—	—	—
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	19,643	39,286	15,407	—	—	550,014
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	37,853	75,706	—	—	—	550,004
Orosco
- STI Award(2)	—	—	247,500	495,000	990,000	—	—	—	—	—	—	—
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	19,643	39,286	15,407	—	—	550,014
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	37,853	75,706	—	—	—	550,004
Logerwell
- STI Award(2)	—	—	65,000	130,000	260,000	—	—	—	—	—	—	—
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	4,465	8,930	3,502	—	—	125,021
- LTI Award(1)	6/30/20	6/23/20	—	—	—	—	8,603	17,206	—	—	—	125,002
(1)
Amounts represent awards made under the Company’s LTI compensation program and granted pursuant to the 2018 Plan. Dollar values represent the accounting grant date fair value of performance share units, market stock units, and restricted share units under ASC 718. The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2021, as filed with the SEC. The dollar values reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(2)	Amounts represent the potential value of the payouts under the Company’s STI compensation program. Actual fiscal year 2021 STI payout amounts are included in the Summary Compensation Table.
Executive Compensation | Grants of Plan-Based Awards Table | H&R Block 2021 Proxy Statement 46

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table summarizes the equity awards made to our NEOs outstanding as of April 30, 2021.
			Option Awards					Stock Awards
Name of Executive	Grant Date	Vesting Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jones	6/30/18	6/30/21	—	—	—	—	—	—	—	209,396	4,661,176
	6/30/18	6/30/21	—	—	—	—	—	18,419	410,005	—	—
	6/30/19	6/30/22	—	—	—	—	—	—	—	152,647	3,397,924
	6/30/19	6/30/22(3)	—	—	—	—	—	28,959	644,627	—	—
	6/30/20	6/30/23	—	—	—	—	—	—	—	300,188	6,682,164
	6/30/20	6/30/23(4)	—	—	—	—	—	80,436	1,790,509	—	—
	8/21/17	—	273,905	—	—	$29.73	8/21/27	—	—	—	—
Bowen	6/30/18	6/30/21	—	—	—	—	—	—	—	38,074	847,526
	6/30/18	6/30/21	—	—	—	—	—	3,350	74,576	—	—
	6/30/19	6/30/22	—	—	—	—	—	—	—	36,082	803,182
	6/30/19	6/30/22(3)	—	—	—	—	—	7,010	156,046	—	—
	6/30/20	6/30/23	—	—	—	—	—	—	—	70,955	1,579,453
	6/30/20	6/30/23(4)	—	—	—	—	—	19,013	423,227	—	—
Gerke	6/30/18	6/30/21	—	—	—	—	—	—	—	41,880	932,265
	6/30/18	6/30/21	—	—	—	—	—	3,686	82,045	—	—
	6/30/19	6/30/22	—	—	—	—	—	—	—	30,530	679,596
	6/30/19	6/30/22(3)	—	—	—	—	—	6,053	134,735	—	—
	6/30/20	6/30/23	—	—	—	—	—	—	—	60,038	1,336,437
	6/30/20	6/30/23(4)	—	—	—	—	—	16,088	358,120	—	—
	2/1/12	—	104,734	—	—	$17.00	2/1/22	—	—	—	—
Orosco	6/30/18	6/30/21	—	—	—	—	—	—	—	34,266	762,760
	6/30/18	6/30/21	—	—	—	—	—	3,016	67,131	—	—
	6/30/19	6/30/22	—	—	—	—	—	—	—	30,530	679,595
	6/30/19	6/30/22(3)	—	—	—	—	—	5,941	132,246	—	—
	6/30/20	6/30/23	—	—	—	—	—	—	—	60,038	1,336,437
	6/30/20	6/30/23(4)	—	—	—	—	—	16,088	358,120	—	—
Logerwell	6/30/18	6/30/21	—	—	—	—	—	—	—	9,520	211,913
	6/30/18	6/30/21	—	—	—	—	—	839	18,675	—	—
	6/30/19	6/30/22	—	—	—	—	—	—	—	6,940	154,490
	6/30/19	6/30/22(3)	—	—	—	—	—	1,395	31,055	—	—
	6/30/20	6/30/23	—	—	—	—	—	—	—	13,646	303,753
	6/30/20	6/30/23(4)	—	—	—	—	—	3,657	81,401	—	—
(1)	Market value was determined using the closing price of the Company’s common stock of $22.26, which was the closing price as reported on the NYSE on April 30, 2021.
(2)	Includes PSUs and MSUs. Actual shares delivered under these awards are subject to performance conditions and therefore may vary from the target units reported here.
(3)	These RSUs vest in two equal increments on 6/30/21 and 6/30/22.
(4)	These RSUs vest in one-third increments on 6/30/21, 6/30/22, and 6/30/23.
Executive Compensation | Outstanding Equity Awards at Fiscal Year-End Table | H&R Block 2021 Proxy Statement 47

OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the value realized by the NEOs upon option award exercises and stock award vesting during the fiscal year ended April 30, 2021.
	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jones	—	—	57,457	903,377
Bowen	—	—	12,681	200,218
Gerke	—	—	22,087	353,240
Orosco	—	—	10,602	167,210
Logerwell	—	—	3,015	47,728
(1)
Amounts in this column reflect restricted share units that vested during the fiscal year ended April 30, 2021 (including dividend equivalents accumulated as the date of vesting) and fiscal year 2018 PSUs and MSUs that vested as of June 30, 2020 and were distributed in July 2020 (including dividend equivalents accumulated as of the date of vesting). These amounts do not include shares acquired pursuant to the vesting of the fiscal year 2019 PSUs and MSUs on June 30, 2021, which were distributed in July 2021 following Compensation Committee certification of the performance and approval of the payouts.

NONQUALIFIED DEFERRED COMPENSATION
The Company provides the H&R Block, Inc. Deferred Compensation Plan for Executives, a nonqualified plan (the “DC Plan”), to employees who meet certain eligibility requirements. The DC Plan is intended to pay, out of the general assets of the Company, an amount substantially equal to the deferrals and Company contributions, adjusted for any earnings or losses. The Company does not provide any matching contributions for this plan.
Participants can elect to defer from 0% to 100% of eligible base salary and eligible commissions and up to 100% of annual bonus on a pre-tax basis. The DC Plan offers various investment options (which mirror the options available under the Company’s 401(k) plan) to participants. Participant deferrals are credited to a bookkeeping account that is administered by Fidelity Investments. Earnings are credited to each participant’s account based on the investment options selected by such participant. Participants may change or reallocate their investments at any time.
Participants can elect to receive in-service payments or lump-sum or monthly payments over one to 15 years following termination from service or disability. To ensure compliance with IRC Section 409A, the DC Plan provides that the payments following termination shall not be made earlier than six months after the termination date. Amounts deferred under the DC Plan by NEOs, if any, are included in the appropriate column of the Summary Compensation Table.
The following table summarizes our NEOs’ compensation under the DC Plan for Executives during fiscal year 2021.
Name of Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Jones	255,018	15,308	138,385	—	408,711
Bowen	—	—	—	—	—
Gerke	—	—	—	—	—
Orosco	—	—	—	—	—
Logerwell	—	—	—	—	—
(1)	The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation.
(2)	Amounts in this column include NEO contributions previously reflected in Summary Compensation Tables included in the Company’s proxy statements for prior fiscal years and any earnings thereon.
Executive Compensation | Option Exercises and Stock Vested Table | H&R Block 2021 Proxy Statement 48

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AND OTHER ARRANGEMENTS
Jeffrey J. Jones II Employment Agreement
Mr. Jones entered into the Jones Agreement in August 2017, which provides the following terms:
Compensation. The Jones Agreement provides for: an initial base salary of $995,000 and a target STI award equal to 125% of base salary, and provided for certain sign-on awards that are now fully vested.
Term. Unless earlier terminated, the Jones Agreement expires on August 21, 2022.
Restrictive Covenants. The Jones Agreement imposes restrictive covenants on Mr. Jones, which include: non-hire, non-solicitation, non-competition, and non-disparagement during the term and for two years following his last day of employment, and non-disclosure of proprietary information during the term and thereafter in perpetuity.
Severance Benefits. Under the Jones Agreement, in the event of a termination by the Company other than for Cause or by Mr. Jones for Good Reason, subject to his execution of a release, Mr. Jones is entitled to a lump-sum payment equal to his base salary and his target bonus; an amount equal to the COBRA premium for 18 months following termination; and a pro-rata bonus for the year of termination based on actual Company and individual performance for the applicable fiscal year.
If Mr. Jones’s employment is terminated within 24 months following a Change in Control or within 120 days prior to a transaction that constitutes a “change in control” under IRC Section 409A by the Company other than for Cause or by Mr. Jones for Good Reason, Mr. Jones is entitled to a lump-sum payment equal to his base salary and his target bonus; an amount equal to the COBRA premium for 18 months following termination; an additional lump sum payment equal to his base salary plus six times the monthly COBRA premium; and a pro-rata bonus for the year of termination based on target performance.
Death or Disability. Under the Jones Agreement, in the event of Mr. Jones’s death or disability, he or his representatives are entitled to a pro-rata bonus for the year of termination based on actual Company and individual performance for the applicable fiscal year. If Mr. Jones’s death or disability occurs within 24 months following a Change in Control or within 120 days prior to a transaction that constitutes a “change in control” under IRC Section 409A, Mr. Jones is entitled to a pro-rata bonus for the year of termination based on target performance.
Definitions. For purposes of the Jones Agreement, the following terms are defined to mean:
“Cause”: any one or more of the following grounds:
(i)
Mr. Jones’s commission of an act materially and demonstrably detrimental to the Company or any affiliate, which act constitutes gross negligence or willful misconduct by Mr. Jones in the performance of his material duties to the Company or any affiliate;

(ii)
Mr. Jones’s commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or material enrichment of Mr. Jones at the expense of the Company or any affiliate;

(iii)	Mr. Jones’s violation of certain covenants related to confidentiality, non-hiring of employees, and non-solicitation of customers, and non-competition; or
(iv)
The inability of the Company or any affiliate to participate in any activity subject to government regulation and material to the Company’s or any affiliate’s business solely as a result of any willful action or inaction by Mr. Jones.

“Change in Control”: defined in the H&R Block, Inc. 2013 Long Term Incentive Plan (the “2013 Plan”), which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the period ending April 30, 2021.
“Good Reason”: any one or more of the following grounds unless cured within thirty days of receipt of notice thereof:
(i)	A material diminution in Mr. Jones’s base salary or target bonus opportunity;
(ii)	Relocation of Mr. Jones’s location of employment outside of the Kansas City, Missouri metropolitan area;
(iii)
A material diminution in Mr. Jones’s responsibilities, duties or authority, authority as President and CEO of the Company, or a requirement to report to anyone other than the Company’s Board of Directors; or

(iv)	Any other action or inaction that constitutes a material breach by the Company of the Jones Agreement.
Executive Compensation | Employment Agreements, Change in Control and Other Arrangements | H&R Block 2021 Proxy Statement 49

H&R Block Executive Severance Plan
Messrs. Gerke and Bowen and Mses. Orosco and Logerwell participate in the Executive Severance Plan. Pursuant to the Jones Agreement, Mr. Jones participates in the Executive Severance Plan only if and to the extent that the benefits related to equity awards thereunder exceed those contained in the Jones Agreement.
Eligibility. An associate of the Company whose participation in the Executive Severance Plan is approved by the Compensation Committee is eligible.
Severance Benefits. Under the terms of the Executive Severance Plan, if a participant incurs a Qualifying Termination or a Change in Control Termination (which includes a participant’s Good Reason Termination within 75 days immediately preceding or within 18 months immediately following a Change in Control, as defined in the Executive Severance Plan), subject to the execution of a release, he or she is entitled to receive a lump sum severance amount equal to:
(i)	The participant’s monthly compensation multiplied by the participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service;
(ii)
The percentage of the participant’s monthly compensation approved under the Company’s STI plan, as determined by the Compensation Committee, multiplied by the participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; and

(iii)	An amount equal to the participant’s COBRA subsidy multiplied by 12, if the participant was enrolled in the Company’s applicable health, dental, and vision benefits on the termination date.
The Company will also provide reasonable outplacement assistance for a period not to exceed 15 months. The participant is entitled to a pro-rata award of any amounts payable under the Company’s STI compensation plan, based upon the participant’s actual performance and the attainment of goals established as determined by the Board in its sole discretion.
Definitions. For purposes of the Executive Severance Plan, the following terms are defined to mean:
“Cause”: any of the following unless, if capable of cure, such events are fully corrected in all material respects by the participant within 10 days after the Company provides notice of the occurrence of such event:
(i)	Misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company;
(ii)	Commission of an act materially and demonstrably detrimental to the good will of the Company;
(iii)	Commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the participant at the expense of the Company;
(iv)
Violation of any non-competition, non-solicitation, confidentiality or similar restrictive covenant under any employment-related agreement, plan, or policy with respect to which the participant is a party or is bound; or

(v)	Conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony.
“Good Reason Termination”: a separation from service within 75 days immediately preceding or 18 months immediately following a Change in Control which is initiated by the participant, subject to certain notice requirements, on account of one or more of the following conditions occurring within that same time frame without the consent of the participant that is not substantially remedied by the Company:
(i)	A material diminution in the participant’s base compensation;
(ii)	A material diminution in the participant’s authority, duties, or responsibilities;
(iii)	A material change in the geographic location at which the participant must perform the services; or
(iv)	Any other action or interaction that constitutes a material breach by the Company of any written employment-related agreement between the participant and the Company.
“Qualifying Termination”: the involuntary separation from service by the Company under circumstances not constituting Cause, but does not include the elimination of the participant’s position where the participant was offered a comparable position with the Company or with a party that acquires any assets from the Company, the redefinition of participant’s position to a lower compensation rate or grade, or the participant’s death or disability.
Executive Compensation | Employment Agreements, Change in Control and Other Arrangements | H&R Block 2021 Proxy Statement 50

Equity Award Agreements
In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or acceleration of forfeiture of the awards upon certain events. See “Termination of Employment Provisions in LTI Award Agreements” in the Compensation Discussion and Analysis above. Applicable definitions are as follows:
Retirement. Our standard equity award agreements define “Retirement” as voluntary termination at or after (i) reaching age 55 with at least five years of service with the Company or (ii) reaching age 60. The alternate forms of award agreements used for Mr. Gerke define “Retirement” as voluntary termination at or after reaching age 60.
Severance Benefits; Death or Disability. “Qualifying Termination” and “Good Reason Termination” are defined as described above under “H&R Block Executive Severance Plan.” “Disability” means (i) for participants covered by a group long-term disability program, the participant is receiving income replacement benefits for at least three months under the program because of any physical or mental impairment expected to result in death or last for a continuous period of at least 12 months (a “qualifying impairment”); or (ii) in all other cases, the participant is unable to engage in any substantial gainful activity for a period of at least nine months because of a qualifying impairment.
In the event of a Change in Control Termination (as defined in the applicable award agreement), the participant becomes vested in all outstanding restricted share unit awards. After a change in control, the Compensation Committee may, in its discretion, equitably adjust the performance goals or payment formula that apply to performance share units or market stock units, as determined necessary due to the change in control. Following a change in control, PSUs or MSUs generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the Company’s level of performance during the performance period. However, if an executive’s employment terminates before such third anniversary due to certain qualifying terminations that occur in connection with the change in control, or disability, death or retirement, the executive may be entitled to receive all or a pro-rata portion of the award.
The terms of the fiscal year 2021 LTI awards are described in more detail above under the headings “Actions Pertaining to Fiscal Year 2021 LTI Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and certain of our officers, including each of our named executive officers, on a form previously approved by our Board. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of the Company.
In general, the indemnification agreement provides that, subject to the provisions set forth therein, the Company will indemnify and hold harmless the director or officer (each, an “Indemnitee”) against all direct and indirect costs and liabilities incurred by an Indemnitee, to the fullest extent permitted by applicable law, in connection with any actions, claims, suits or other proceedings brought against such Indemnitee by reason of (i) the fact that the Indemnitee is or was a director, officer or other fiduciary of the Company or, at the request of the Company, a director, officer or other fiduciary of a subsidiary of the Company, or (ii) any action taken, or failure to act, by such Indemnitee in such capacity. The indemnification agreement provides contractual assurances regarding the scope of the indemnification as permitted by the Missouri General and Business Corporation Law and the Bylaws.
Under the Indemnification Agreement, an Indemnitee will have the right to advancement by the Company of expenses as they are actually and reasonably paid or incurred in connection with defending a claim covered by the Indemnification Agreement prior to the final disposition of such claim. The Indemnitee is required to repay any expenses advanced to the Indemnitee if such Indemnitee is determined not to be entitled to indemnification by the Company.
The above description of the terms of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed with the SEC as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012.
Executive Compensation | Employment Agreements, Change in Control and Other Arrangements | H&R Block 2021 Proxy Statement 51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the potential payments our NEOs would receive in the event of termination or a change in control of the Company. This table assumes the relevant triggering event occurred on April 30, 2021, and the value of the equity-based awards included below was therefore determined using the closing price of the Company’s common stock of $22.26, which was the closing price as reported on the NYSE on April 30, 2021. Accordingly, the amounts provided in this table for each of our NEOs are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name of Executive	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Retirement ($)	Death or Disability ($)
Jones(1)
Cash	2,238,750	3,233,750	—	—
Restricted Share Units	30,756	2,845,140	—	1,054,631
Market Stock Units	2,221,243	5,048,698	—	2,765,788
Performance Share Units	4,257,488	9,692,566	—	5,293,313
Health and Welfare Plan Benefits	35,852	47,803	—	—
Outplacement Services	—	—	—	—
Total	8,784,089	20,867,957	—	9,113,732
Bowen(2)
Cash	1,623,258	1,623,258	—	—
Restricted Share Units	10,900	653,849	—	230,622
Market Stock Units	442,978	1,106,478	—	566,869
Performance Share Units	848,297	2,123,683	—	1,083,839
Health and Welfare Plan Benefits	15,864	15,864	—	—
Outplacement Services	4,500	4,500	—	—
Total	2,945,796	5,527,632	—	1,881,330
Gerke(2)(3)
Cash	1,080,000	1,080,000	—	—
Restricted Share Units	11,909	574,900	216,779	216,779
Market Stock Units	444,264	1,009,759	553,177	553,177
Performance Share Units	851,517	1,938,538	1,058,683	1,058,683
Health and Welfare Plan Benefits	15,864	15,864	—	—
Outplacement Services	4,500	4,500	—	—
Total	2,408,054	4,623,562	1,828,640	1,828,640
Orosco(2)
Cash	1,567,500	1,567,500	—	—
Restricted Share Units	9,420	557,497	—	199,377
Market Stock Units	389,562	951,840	—	495,258
Performance Share Units	746,130	1,826,953	—	947,097
Health and Welfare Plan Benefits	15,864	15,864	—	—
Outplacement Services	4,500	4,500	—	—
Total	2,732,976	4,924,154	—	1,641,732
Executive Compensation | Potential Payments Upon Termination or Change in Control Table | H&R Block 2021 Proxy Statement 52

Name of Executive	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Retirement ($)	Death or Disability ($)
Logerwell(2)
Cash	585,000	585,000	—	—
Restricted Share Units	3,112	131,131	—	49,730
Market Stock Units	100,998	229,542	—	125,757
Performance Share Units	193,553	440,614	—	240,646
Health and Welfare Plan Benefits	15,864	15,864	—	—
Outplacement Services	4,500	4,500	—	—
Total	903,027	1,406,651	—	416,134
(1)
Payments to Mr. Jones would be made pursuant to the terms of the Jones Agreement and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Termination of Employment, Severance, and Transition Arrangements.”

(2)
Payments to Messrs. Bowen and Gerke and Mses. Orosco and Logerwell would be made pursuant to the terms of the Executive Severance Plan and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Termination of Employment, Severance, and Transition Arrangements.”

(3)	As of April 30, 2021, Mr. Gerke was the only named executive officer who had satisfied the requirements to be eligible for retirement.
PAY RATIO DISCLOSURE
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule that requires a public company to disclose the ratio of the annual total compensation of its CEO to the median annual total compensation of its employees (other than its CEO). Mr. Jones served as our President and CEO throughout our fiscal year 2021.
On April 30, 2021, the date which we selected to identify the median employee (the “Pay Ratio Date”), the Company had approximately 26,756 U.S. employees and 7,994 non-U.S. employees, for a total of 34,750 employees. This population consisted of the Company’s full-time, part-time, seasonal, and temporary employees. In determining the median employee, the Company excluded from its employee population all of its employees located in Ireland (27 employees) and India (739 employees) pursuant to a de minimis exemption permitted under the SEC rules.
To identify the median employee from the Company’s employee population, we compared the amount of salary and wages paid to employees as reflected in payroll records for the 2020 calendar year as reported to the Internal Revenue Service on Form W-2 for U.S. employees and the Form W-2 equivalent for non-U.S. employees, who were employed on the Pay Ratio Date, excluding Mr. Jones. We annualized compensation for employees who were hired in 2020 but did not work for us the entire calendar year, excluding seasonal and temporary employees. No cost-of-living adjustments were made in identifying the median employee.
The identified median employee was a seasonal associate whose total hours worked during the year was equivalent to approximately 5 months of a full-time associate’s hours worked. After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for the Company’s named executive officers as set forth in the fiscal year 2021 Summary Compensation Table of this proxy statement.
For fiscal year 2021, the annual total compensation for Mr. Jones was $8,908,536 and the annual total compensation for the median employee, excluding Mr. Jones, was $14,856 which resulted in a ratio of 600 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. We believe that our calculated ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements. The pay ratios reported by other companies, including those within our Peer Group and industry, may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
This information is being provided for the purposes of compliance with the pay ratio disclosure requirement. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
Executive Compensation | Pay Ratio Disclosure | H&R Block 2021 Proxy Statement 53

EQUITY COMPENSATION PLANS
The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2021. As of April 30, 2021, the Company had two active stock-based compensation plans: the 2018 Plan and the H&R Block, Inc. 2000 Employee Stock Purchase Plan (as amended and restated effective January 1, 2020). Our shareholders have approved all of the Company’s current stock-based compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A) (# 000)	Weighted-average exercise price of outstanding options, warrants, and rights (B) ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A) (C) (# 000)
Equity compensation plans approved by security holders	719	$22.23	11,200
Equity compensation plans not approved by security holders	—	—	—
Total	719	$22.23	11,200
Equity Compensation Plans | H&R Block 2021 Proxy Statement 54

AUDIT COMMITTEE REPORT
The Company’s management is responsible for preparing financial statements in accordance with GAAP and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of the Company’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, including the Vice President, Audit Services (the employee with primary responsibility for the Company’s internal audit functions) and others in the Company, and the Company’s independent registered public accounting firm to review and oversee matters relating to the Company’s financial statements, audit services (internal audit) activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants. In addition, the Audit Committee pre-approved all audit and non-audit fees paid to such firm.
The Audit Committee has reviewed and discussed with management and Deloitte, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended April 30, 2021. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, discussed with Deloitte its independence from the Company and the Company’s management, and considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.
The Audit Committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during the fiscal year ended April 30, 2021. Based on its evaluation of Deloitte, the Audit Committee reappointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2021, for filing with the SEC.
AUDIT COMMITTEE
Victoria J. Reich, Chair
Richard A. Johnson
Mia F. Mends
Matthew E. Winter
Christianna Wood
Audit Committee Report | Audit Committee | H&R Block 2021 Proxy Statement 55

AUDIT FEES
The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended April 30, 2021 and 2020, and fees billed for other services rendered by Deloitte for such years. Fees disclosed below include fees actually billed and expected to be billed for services relating to the applicable fiscal year.
Fiscal Year	2021	2020
Audit Fees	$2,964,150	$3,143,600
Audit-Related Fees	$105,970	$164,375
Tax Fees	$161,539	$5,872
All Other Fees	—	—
Total Fees	$3,231,659	$3,313,847
Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Amounts included consist of fees incurred relating to support of business acquisition and divestiture activities, independent assessments of internal controls, audits of employee benefits plan financial statements, and other audit-related services.
Tax Fees consist of fees for the preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation, and tax advice. Amounts included above consist of fees incurred relating to transfer pricing studies, technical consultation related to international tax matters, and other tax advisory services.
All Other Fees are fees billed for professional services that were not the result of an audit, review, or tax-related services, and consist primarily of subscriptions to human resources publications and related items.
The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. All fees reported above were approved pursuant to the policy. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of services are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.
General pre-approval granted under the Audit Committee’s pre-approval policy extends to the next fiscal year following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor is necessarily determinative. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between fees for Audit Services and fees for Audit-Related Services, Tax Services, and All Other Services.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee has concluded that the provision of non-audit services provided to the Company by Deloitte during the 2021 fiscal year was compatible with maintaining its independence.
Audit Fees | H&R Block 2021 Proxy Statement 56

The Board unanimously recommends a vote FOR Proposal 2	PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2022. As a matter of good corporate governance, the Audit Committee submits its selection of Deloitte to our shareholders for ratification, and will consider the vote of our shareholders when appointing our independent registered public accounting firm in the future. A representative of Deloitte is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired. For additional information regarding the Company’s relationship with Deloitte, please refer to the “Audit Committee Report” and “Audit Fees” sections above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.
Proposal 2 − Ratification of Appointment of the Independent Registered Public Accounting Firm | H&R Block 2021 Proxy Statement 57

The Board unanimously recommends a vote FOR Proposal 3	PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that we permit our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure beginning on page 22. At our 2017 annual meeting, our shareholders approved, on an advisory basis, that an advisory vote on executive compensation should be held annually. Based on such result, our Board determined that the advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of future advisory votes on executive compensation.

We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our shareholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for shareholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with shareholder interests, as described more fully in the “Compensation Discussion and Analysis” section beginning on page 22. The compensation program was designed in a manner that we believe is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executives.
The Company and the Board regularly evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our shareholder advisory vote on executive compensation. At our 2020 annual meeting of shareholders held on September 10, 2020, our shareholders approved our fiscal year 2020 compensation awarded to our NEOs with approximately 92% of the votes cast in favor of the proposal. The Compensation Committee will continue to routinely evaluate and enhance or modify our compensation program, as appropriate, after considering the views of our shareholders.
For the reasons discussed above and in the “Compensation Discussion and Analysis” section beginning on page 22, the Board recommends that shareholders vote in favor of the following “say-on-pay” resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this proxy statement, is hereby approved.”

Because your vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the views of our shareholders and the Compensation Committee will continue to consider the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.
PROPOSAL 3 – Advisory Approval of the Company's Named Executive Officer Compensation | H&R Block 2021 Proxy Statement 58

INFORMATION REGARDING SECURITY HOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
The following table shows the number of shares of common stock beneficially owned by each director and nominee for election as director, by each of the named executive officers, and by all directors and executive officers as a group as of July 19, 2021. The number of shares beneficially owned is determined under rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.
	Number of Shares
Name	Beneficially Owned(1)	Share Units and Share Equivalents(2)	Total	Percent of Class
Tony G. Bowen	77,169	—	77,169	*
Paul J. Brown	5,700	80,230	85,930	*
Sean H. Cohan	—	3,188	3,188	*
Robert A. Gerard	26,000	224,553	250,553	*
Thomas A. Gerke	224,631	—	224,631	*
Anuradha (Anu) Gupta	—	16,207	16,207	*
Richard A. Johnson	—	44,007	44,007	*
Jeffrey J. Jones II	485,215	159,300	644,515	*
Kellie J. Logerwell	13,126	—	13,126	*
Mia F. Mends	—	3,188	3,188	*
Karen A. Orosco	73,710	—	73,710	*
Yolande G. Piazza	—	10,613	10,613	*
Victoria J. Reich	4,484	80,230	84,714	*
Bruce C. Rohde	10,000	96,376	106,376	*
Matthew E. Winter	—	30,059	30,059	*
Christianna Wood	12,580	110,323	122,903	*
All directors and executive officers as a group (16 persons)	932,615(3)	858,274	1,790,889	*
*	Does not exceed 1% based on shares of our common stock outstanding as of July 19, 2021, adjusted as required by the rules promulgated by the SEC.
(1)
Includes shares that on July 19, 2021 the specified person had the right to purchase as of September 19, 2021 pursuant to options granted in connection with the H&R Block, Inc. 2003 Long-Term Executive Compensation Plan (the “2003 Plan”) or the 2013 Plan, as follows: Mr. Gerke, 104,734 shares and Mr. Jones 273,905 shares.

(2)
These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives, the DSU Plan, the 2013 Plan and/or the 2018 Plan. The value of the share units mirrors the value of the Company’s common stock. The share units do not have voting rights.

(3)
Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 378,639 shares which such directors and officers have the right to purchase as of September 19, 2021 pursuant to options granted in connection with the 2003 Plan and the 2013 Plan.

Information Regarding Security Holders | Security Ownership of Directors and Management | H&R Block 2021 Proxy Statement 59

PRINCIPAL SECURITY HOLDERS
The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	25,648,933(2)	14.1%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	21,947,874(3)	12.1%
Jupiter Asset Management Ltd The Zig Zag Building 70 Victoria Street London SW1E 6SQ, United Kingdom	13,829,552(4)	7.6%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	6,839,285(5)	3.8%
(1)	Applicable percentages based on shares of our common stock outstanding as of July 19, 2021.
(2)
Information as to the number of shares is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. filed on February 10, 2021. The Schedule 13G/A indicates that the number of shares beneficially owned includes 151,363 shares with shared voting power, 25,341,829 shares with sole dispositive power, and 307,104 shares with shared dispositive power.

(3)
Information as to the number of shares is furnished in reliance on the Schedule 13G/A of BlackRock, Inc. filed on January 27, 2021. The Schedule 13G/A indicates that the number of shares beneficially owned includes 19,881,491 shares with sole voting power and 21,947,874 shares with sole dispositive power.

(4)
Information as to the number of shares furnished in reliance on the Schedule 13G/A of Jupiter Asset Management Ltd filed on February 2, 2021. The Schedule 13G/A indicates that the number of shares beneficially owned includes 13,829,552 shares with shared voting and dispositive power.

(5)
Information as to the number of shares furnished in reliance on the Schedule 13G of State Street Corporation filed on February 12, 2021. The Schedule 13G indicates that the number of shares beneficially owned includes 4,741,480 shares with shared voting power and 6,839,285 shares with shared dispositive power.

REVIEW OF RELATED PERSON TRANSACTIONS
The Board has adopted a Related Party Transaction Approval Policy (the “Policy”), which is administered by the Company’s management and the Governance and Nominating Committee. Under the Policy, the Company’s management will determine whether a transaction meets the requirements of a Related Party Transaction as defined in the Policy. The Governance and Nominating Committee will then review the material facts of the Related Party Transaction and either approve or ratify the transaction (subject to certain exceptions which are deemed pre-approved) taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. If advance approval of a Related Party Transaction is not feasible, the Governance and Nominating Committee must either ratify the transaction at its next regularly scheduled meeting or the transaction must be rescinded. No director who is a Related Party with respect to a Related Party Transaction may participate in any discussion or approval of such transaction, except that the director must provide all material information concerning the transaction to the Governance and Nominating Committee.
A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the amount involved will or may be expected to exceed $120,000 in any fiscal year, and a Related Party has or will have a direct or indirect interest.
A “Related Party” under the Policy is any (i) executive officer as designated under Section 16 of the Exchange Act, director, or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing.
The Company did not participate in any Related Party Transactions during fiscal year 2021, other than those transactions described in the “Compensation Discussion and Analysis” section of this proxy statement.
Review of Related Person Transactions | H&R Block 2021 Proxy Statement 60

SHAREHOLDER PROPOSALS AND NOMINATIONS
We currently intend to hold our 2022 annual shareholder meeting in early November 2022. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2022 annual meeting pursuant to SEC Rule 14a-8, the Company must receive notice at our offices at One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary, on or before May 30, 2022. SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.
Pursuant to the Company’s Bylaws, for any business not included in the proxy statement for the 2022 annual meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be timely, the notice must be received between May 12, 2022 and June 11, 2022 (between 90 and 120 days before the one-year anniversary of the date of the prior year’s annual meeting of shareholders). The notice must contain the information required by the Company’s Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information and other requirements in our Bylaws relating to shareholder nominations.
Our Bylaws permit a group of shareholders (up to 20) who have owned a significant amount of the Company's common stock (at least 3%) for a significant amount of time (at least three years) the ability to submit director nominees (up to 20% of the Board rounded down to the nearest whole director) for inclusion in the Company's proxy materials if the shareholder(s) provides timely written notice of such nomination(s) and the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company's Bylaws. To be timely for inclusion in the Company's proxy materials for the 2021 annual meeting, the notice must be received between May 12, 2022 and June 11, 2022 (between 90 and 120 days before the one-year anniversary of the date of the prior year’s annual meeting of shareholders). The notice must contain the information required by the Company’s Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company's proxy materials.
A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s Bylaws is available on our website at https://investors.hrblock.com/corporate-governance, or upon request to: H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary. The Chair of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.
Shareholder Proposals and Nominations | H&R Block 2021 Proxy Statement 61

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are making this proxy statement and our 2021 Annual Report available to shareholders electronically. Unless you have already requested to receive a printed set of proxy materials, you will receive an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 9, 2021” (the “Notice”), which contains instructions on how to access proxy materials and vote your shares via the internet or, if you prefer, to request a printed set of proxy materials at no cost to you. On or about July 29, 2021, we mailed the Notice or, for shareholders who have already requested to receive a printed set of proxy materials, this proxy statement, an accompanying proxy card, and our 2021 Annual Report, to our shareholders of record. All shareholders will be able to access this proxy statement and our 2021 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials.
HOW CAN I ELECTRONICALLY ACCESS THE PROXY MATERIALS?
The Notice provides you with instructions on how to view our proxy materials for the Annual Meeting electronically. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.
HOW CAN I OBTAIN A FULL SET OF PRINTED PROXY MATERIALS?
The Notice will provide you with instructions on how to request to receive printed copies of the proxy materials. You may request printed copies up until one year after the date of the meeting.
HOW DO I VOTE?
In order to vote, you will need the Control Number included on your proxy card, voting instruction card, or Notice you received. Each shareholder has a unique Control Number so we can ensure that all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold the Company’s common stock, you may receive and need to vote more than one Control Number. If you submit your proxy by internet or telephone, you do not need to return a proxy card. You can vote by any of the methods below prior to the meeting and still attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please vote in advance of the meeting by one of the following methods.
If you are a registered shareholder, there are four different ways you can vote:
▪	By Internet – You can vote via the internet at www.proxyvote.com by following the instructions provided (you will need the Control Number);
▪	By Telephone – You can vote by telephone by calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the Control Number);
▪	By Mail – If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card; or
▪
At the Virtual Meeting – You can also vote during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/HRB2021 and following the instructions (you will need the Control Number). A vote at the Annual Meeting will revoke any prior votes.

When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (Thomas A. Gerke and Scott W. Andreasen) will vote your shares FOR each of the director nominees included in Proposal 1 and FOR Proposals 2 and 3. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the internet, except with respect to shares held through the H&R Block Retirement Savings Plan as described below, is 11:59 p.m. Eastern Time on September 8, 2021.
Questions and Answers About the Annual Meeting and Voting | H&R Block 2021 Proxy Statement 62

If you are a beneficial owner of shares held in street name, you may vote by following the voting instructions provided by your broker, bank, or other nominee, and your broker, bank, or other nominee should vote your shares as you have directed.
If your shares are held through the H&R Block Retirement Savings Plan, you may also vote as set forth above, except that Plan participants may not vote their Plan shares at the Annual Meeting. If you provide voting instructions via the internet, by telephone or by written proxy card, Fidelity Management Trust Company, the Plan’s Trustee, will vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Due to the structure of the virtual meeting site, Plan participants will technically have the ability to submit votes for Plan shares during the Annual Meeting, but votes submitted by Plan participants during the Annual Meeting will not be counted or revoke their prior instructions. Please note that you must submit voting instructions to the Trustee no later than September 6, 2021 at 11:59 p.m. Eastern Time in order for your shares to be voted by the Trustee at the Annual Meeting. Your voting instructions will be kept confidential by the Trustee.
HOW DO I ATTEND THE ANNUAL MEETING?
We will be hosting the Annual Meeting online only. A summary of the information you need to attend online is provided below.
▪
Any holder of record as of the close of business on July 9, 2021, may attend and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/HRB2021. If you want to vote during the Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank, or other nominee.

▪
The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (CDT). Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device's audio system. We encourage you to access the meeting in advance of the designated start time.

▪
You are entitled to attend and participate in the Annual Meeting online only if you were a registered shareholder as of July 9, 2021, the record date, or if you hold a valid proxy for the Annual Meeting.

▪	Please have the Control Number we have provided to you to join the Annual Meeting.
▪	Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/HRB2021.
WHY IS THE ANNUAL MEETING BEING HELD VIRTUALLY?
We are pleased this year to again conduct the Annual Meeting solely online via the Internet through a live audio webcast and online shareholder tools. We continue to use the virtual annual meeting format to facilitate shareholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our shareholders. This format empowers shareholders to participate from any location around the world at no cost. We have designed the virtual format to enhance shareholder access and participation and protect shareholder rights. For example:
▪
We Encourage Questions. Our shareholders have multiple opportunities to submit questions for the meeting. Shareholders may submit a question online prior to or during the meeting by following the instructions at www.virtualshareholdermeeting.com/HRB2021. During the meeting, we will answer as many shareholder-submitted questions that are submitted in accordance with the meeting rules of conduct as time permits.

▪
We Believe in Transparency. Although the live webcast is available only to shareholders, following completion of the Annual Meeting answers to questions submitted in accordance with the meeting rules of conduct will be posted to our Investor Relations website at https://investors.hrblock.com and remain for at least sixty days.

▪
We Proactively Take Steps to Facilitate Your Engagement. We offer separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the Communications with the Board section of this proxy statement. In addition, we offer live technical support for all shareholders attending the meeting.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Questions and Answers About the Annual Meeting and Voting | H&R Block 2021 Proxy Statement 63

WHAT AM I VOTING ON?
You are voting on three items of business at the Annual Meeting:
▪	Election of the ten nominees for director named in this proxy statement (Proposal 1);
▪	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 (Proposal 2); and
▪	Advisory approval of the Company’s named executive officer compensation (Proposal 3).
WHO IS ENTITLED TO VOTE?
Shareholders of record as of the close of business on July 9, 2021 are entitled to vote at the Annual Meeting. Each share of H&R Block common stock is entitled to one vote.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services (“EQ”), you are considered a “registered shareholder” and are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, the Notice or proxy materials were sent to you directly by the Company, and you may vote by any of the methods described above under “How Do I Vote?”.
If your shares are registered in the name of a stock brokerage account or by a broker, bank, or other nominee on your behalf (referred to as being held in “street name”) or if you hold shares through the H&R Block Retirement Savings Plan, you are considered a “beneficial owner” of shares held in street name, and the broker, bank, or other nominee forwarded the Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee holding your shares how to vote and you are also invited to attend the Annual Meeting virtually. However, since you are not a shareholder of record, you may not vote these shares at the Annual Meeting and you must instead instruct the broker, bank, or other nominee how to vote your shares using the voting instruction form provided by such broker, bank or other nominee.
WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND THE VOTING REQUIREMENTS?
Our Board of Directors recommends that you vote your shares as follows:
Proposal	Board Recommendation	More Information	Broker Discretionary Voting Allowed?	Votes Required for Approval	Abstentions and Broker Non-Votes
1. Election of Directors.	FOR each Nominee	Page 6	No	The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or for approval of each of the proposals.	Abstentions have the same effect as votes AGAINST the relevant proposal. Broker non-votes have no impact on the outcome of the vote for any of the proposals.
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.	FOR	Page 57	Yes
3. Advisory approval of the Company’s named executive officer compensation.	FOR	Page 58	No
Questions and Answers About the Annual Meeting and Voting | H&R Block 2021 Proxy Statement 64

Broker Discretionary Voting
Brokers holding shares on behalf of beneficial owners are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions on “non-routine” proposals, resulting in so-called “broker non-votes.” Brokers may vote without instruction only on “routine” proposals. Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting and the only proposal on the ballot for which broker discretionary voting is permitted. All other proposals are non-routine. If you hold your shares with a broker, your shares will not be voted on non-routine proposals unless you give voting instructions to such broker.
Voting Requirements and Effect of Abstentions and Broker Non-Votes
For each matter to be voted upon at the Annual Meeting, shareholders may vote “for,” “against,” or “abstain.”
For each of the proposals, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. The vote on Proposal 3, the approval of the Company’s named executive officer compensation, is a non-binding advisory vote only.
Shares represented in person or by a proxy that directs that the shares abstain from voting on a matter are deemed to be represented at the meeting as to that particular matter, and have the same effect as a vote against that proposal. Broker non-votes have no impact on the proposals.
If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted FOR each of the director nominees included in Proposal 1, and FOR Proposals 2 and 3.
MAY I CHANGE MY VOTE?
After your initial vote, you may revoke your proxy and change your vote (i) any time prior to the voting deadline via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), (ii) by signing and returning a new proxy card with a later date prior to the Annual Meeting, or (iii) by attending the Annual Meeting and voting at www.virtualshareholdermeeting.com/HRB2021. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. If your shares are held in street name by a broker, bank, or other nominee, you must contact that nominee to change your vote.
DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?
No, shareholders do not have cumulative voting rights with respect to the election of directors.
WHAT CONSTITUTES A QUORUM?
As of the record date, 181,843,234 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 9, 2021”?
It means your shares are held in more than one account. You should vote all of your shares.
WHAT IS HOUSEHOLDING?
As permitted by the SEC, we are delivering only one copy of this proxy statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This practice is known as householding. The Company will promptly deliver, upon request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, or by telephone at (816) 854-4288.
Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, EQ, to request that only a single copy of the proxy statement be mailed in the future. You can contact EQ by phone at (888) 213-0968 or (651) 450-4064, or by mail at 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120-4100.
Questions and Answers About the Annual Meeting and Voting | H&R Block 2021 Proxy Statement 65

WHO WILL BEAR THE COST OF THIS SOLICITATION AND HOW WILL PROXIES BE SOLICITED?
The Company is making this solicitation on behalf of the Company’s Board of Directors and will pay the entire cost of this proxy solicitation, including the expense of preparing the proxy solicitation materials for the Annual Meeting and mailing the Notice and, as applicable, the proxy solicitation materials for such meeting. Following the mailing of these materials, directors, officers, and employees of the Company may solicit proxies by telephone, email, or other personal contact; such individuals will not receive compensation or reimbursement for these activities. Additionally, the Company has retained Okapi Partners LLC to assist in the solicitation of proxies on behalf of the Board for a fee of $25,000 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees, and fiduciaries will be requested to forward the Notice and printed proxy materials to their principals, and the Company will reimburse them for the expense of doing so.
HOW CAN I EXAMINE A LIST OF SHAREHOLDERS?
Shareholders at the close of business on the record date may examine a list of all shareholders as of the record date for ten days preceding the meeting, at our offices at One H&R Block Way, Kansas City, Missouri 64105, and electronically during the meeting at www.virtualshareholdermeeting.com/HRB2021 when you enter the Control Number included on your proxy card, voting instruction card or Notice you received.
WHO SHOULD I CONTACT IF I HAVE QUESTIONS?
If you have questions about the Annual Meeting or voting (other than technical questions, which should be directed as noted above under the question “What if I have technical difficulties or trouble accessing the virtual meeting website?”), please contact our Corporate Secretary at (816) 854-4288 or by email to corporatesecretary@hrblock.com.
WHAT IS THE COMPANY’S INTERNET ADDRESS?
The Company’s internet address is www.hrblock.com. The Company’s filings with the SEC are available free of charge on the Company's Investor Relations page at https://investors.hrblock.com/financial-information/sec-filings, and may also be found at the SEC’s website, www.sec.gov.
The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.
By Order of the Board of Directors,

SCOTT W. ANDREASEN
Vice President and Secretary
Questions and Answers About the Annual Meeting and Voting | H&R Block 2021 Proxy Statement 66

H&R BLOCK, INC.

One H&R Block Way
Kansas City, MO 64105

816.854.3000

www.hrblock.com

H&R BLOCK

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 6, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 6, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than September 6, 2021.

ATTEND THE MEETING
You may attend the meeting via the Internet by going to www.virtualshareholdermeeting.com/HRB2021. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57833-P59534-Z80649

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

H&R BLOCK, INC.

The Board of Directors unanimously recommends you vote "FOR" all the director nominees listed below in Proposal 1:

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Sean H. Cohan	☐	☐	☐
1b. Robert A. Gerard	☐	☐	☐
1c. Anuradha (Anu) Gupta	☐	☐	☐
1d. Richard A. Johnson	☐	☐	☐
1e. Jeffrey J. Jones II	☐	☐	☐
1f. Mia F. Mends	☐	☐	☐
1g. Yolande G. Piazza	☐	☐	☐
1h. Victoria J. Reich	☐	☐	☐
1i. Matthew E. Winter	☐	☐	☐
1j. Christianna Wood	☐	☐	☐

	For	**Against**	**Abstain**
The Board of Directors unanimously recommends you vote "FOR" Proposal 2:			
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2022.	☐	☐	☐
The Board of Directors unanimously recommends you vote "FOR" Proposal 3:			
3. Advisory approval of the Company's named executive officer compensation.	☐	☐	☐

NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 9, 2021 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2021 Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D57834-P59534-Z80649

H&R BLOCK

One H&R Block Way
Kansas City, Missouri 64105

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 9, 2021 AT 8:00 AM CENTRAL TIME

As a participant in the H&R Block Retirement Savings Plan (the "Plan"), you have the right to direct Fidelity Management Trust Company (the "Trustee") regarding how to vote the shares of H&R Block, Inc. attributable to the account at the 2021 Annual Meeting of Shareholders of H&R Block, Inc. to be held by Internet at www.virtualshareholdermeeting.com/HRB2021, on Thursday, September 9, 2021, at 8:00 a.m. Central time, and at any postponement or adjournment thereof. **These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to your individual voting direction.**

Unless otherwise required by law, the shares attributable to the account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by September 6, 2021, the shares attributable to the account will be voted in the same proportion as directions actually received from participants in the Plan.

H&R BLOCK

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HRB2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on September 9, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57835-P59534-Z80649

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

H&R BLOCK, INC.

The Board of Directors unanimously recommends you vote "FOR" all the director nominees listed below in Proposal 1:

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Sean H. Cohan	☐	☐	☐
1b. Robert A. Gerard	☐	☐	☐
1c. Anuradha (Anu) Gupta	☐	☐	☐
1d. Richard A. Johnson	☐	☐	☐
1e. Jeffrey J. Jones II	☐	☐	☐
1f. Mia F. Mends	☐	☐	☐
1g. Yolande G. Piazza	☐	☐	☐
1h. Victoria J. Reich	☐	☐	☐
1i. Matthew E. Winter	☐	☐	☐
1j. Christianna Wood	☐	☐	☐

	For	**Against**	**Abstain**
The Board of Directors unanimously recommends you vote "FOR" Proposal 2:			
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2022.	☐	☐	☐
The Board of Directors unanimously recommends you vote "FOR" Proposal 3:			
3. Advisory approval of the Company's named executive officer compensation.	☐	☐	☐

NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 9, 2021 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 9, 2021:
The 2021 Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D57836-P59534-Z80649

H&R BLOCK

One H&R Block Way
Kansas City, Missouri 64105

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 9, 2021 AT 8:00 AM CENTRAL TIME

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 29, 2021 and accompanying Proxy Statement, and hereby appoints Thomas A. Gerke and Scott W. Andreasen, and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of H&R BLOCK, INC., a Missouri corporation, that the undersigned is entitled to vote at the 2021 Annual Meeting of Shareholders to be held by Internet at www.virtualshareholdermeeting.com/HRB2021, on Thursday, September 9, 2021, at 8:00 a.m. Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy revokes all prior proxies given by the undersigned.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the proxies will vote FOR the election of the nominees listed in Proposal 1, and FOR Proposals 2 and 3, and in their discretion upon such other matters, if any, as may properly come before the meeting.

Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.